1111 BROADWAY
                     OFFICE LEASE

                    By and Between

       SHORENSTEIN REALTY INVESTORS THREE, L.P., a California limited partnership,

                      as Landlord


                          and


         APL LIMITED, a Delaware corporation,

                       as Tenant





            Dated: Effective as of December 31, 1996



TABLE OF CONTENTS

ARTICLE 1      Premises                             2
               Section 1.1.          Premises       2
               Section 1.2.     Rentable Area       2
               Section 1.3.      Common Areas       3
               Section 1.4.Basement and
                           Parking Level Space      4
               Section 1.5.Communications
                           Facilities               5
               Section 1.6.Health Club Memberships  7
               Section 1.7.         Elevators       7

ARTICLE 2 Initial Construction of the Building and
               Premises                             7
               Section 2.1.Base Building Work and
               Tenant Improvements                  7
               Section 2.2.Compliance with Laws     7
               Section 2.3.            Repair       8

ARTICLE 3      Deleted.                             8

ARTICLE 4      Term; Option to Extend; Expansion
     Options     8
               Section 4.1.              Term       8
               Section 4.2.  Option to Extend       8
               Section 4.3. Expansion Options       8
               Section 4.4.Fair Market Rental      10
               Section 4.5.Right of First Offer    12



ARTICLE 5      Rent                                15
               Section 5.1.  Annual Base Rent      15
               Section 5.2.           Payment      16
               Section 5.3.Building Operating
               Costs                               16
               Section 5.4.             Taxes      23
               Section 5.5.          Interest      25

ARTICLE 6      Use of Premises                     25

ARTICLE 7      Signs and Building Directory        26
               Section 7.1.                        26
               Section 7.2.                        26
               Section 7.3.                        26
               Section 7.4.                        26

ARTICLE 8      Insurance                           27
               Section 8.1.   APL's Insurance      27
               Section 8.2.Landlord's Insurance    27
               Section 8.3.     Miscellaneous      28
               Section 8.4.      Certificates      28
               Section 8.5.Waiver of Subrogation   28
               Section 8.6.Blanket Policies and
               Self-Insurance                      28

ARTICLE 9      Indemnification                     29
               Section 9.1.               APL      29
               Section 9.2.          Landlord      29
               Section 9.3.  Mechanics' Liens      29

ARTICLE 10             Utilities and Services      29
               Section 10.1.Basic Utilities and
               Services                            29
               Section 10.2.      Electricity      30
               Section 10.3.Interruption           30
               Section 10.4.Janitorial Services    30
               Section 10.5.         Security      31

ARTICLE 11     Alterations and Build Out of Expansion
                Spaces                             31
               Section 11.1.Alterations and Expansion
               Space                               31
               Section 11.2.Landlord Repair or
               Alterations                         31
               Section 11.3.Removal of Alterations 32

ARTICLE 12        Repairs and Maintenance          32
               Section 12.1.  Landlord Repair      32
               Section 12.2.    Tenant Repair      33

ARTICLE 13                      Operation          33
               Section 13.1.        Operation      33

ARTICLE 14         Damage and Destruction          33
               Section 14.1.Reconstruction by
                                 Landlord          33
               Section 14.2.Substantial
                                       Destruction 34
               Section 14.3.Destruction During Last
                  Part of Term                     34
               Section 14.4.Abatement or Reduction of
                                             Rent  34
               Section 14.5.Inapplicability of Civil
                  Code Sections                    34
               Section 14.6.APL's Right to Terminate
                  Lease                            34
               Section 14.7.Insurance Proceeds     35

ARTICLE 15                   Condemnation          35
               Section 15.1.      Definitions      35
               Section 15.2.  Effect on Lease      36
               Section 15.3.            Award      36
               Section 15.4.           Waiver      36
               Section 15.5.Restoration of the
                                 Premises          37
               Section 15.6.Rescission of APL's
          Election to Terminate Lease              37
               Section 15.7.Reduction of Rent      37
               Section 15.8.Temporary Occupancy    37
               Section 15.9.Separate
                                    Representation 38
               Section 15.10.Temporary Taking      38

ARTICLE 16              Entry by Landlord          38

ARTICLE 17      Assignment and Subletting          38
               Section 17.1.                       38
               Section 17.2.                       38
               Section 17.3.                       39

ARTICLE 18          Partial Subordination          40

ARTICLE 19                        Default          41
               Section 19.1.Events of Default      41
               Section 19.2.Landlord's Remedies    41
               Section 19.3. Landlord Default      42
               Section 19.4.           Waiver      43

ARTICLE 20                        Notices          43

ARTICLE 21     Landlord Representations and
                                Warranties         44
               Section 21.1.                       44
               Section 21.2.                       44

ARTICLE 22                        Commissions      44

ARTICLE 23          Estoppel Certificates          45

ARTICLE 24                      Surrender          45

ARTICLE 25          Rules and Regulations          46

ARTICLE 26                        Parking          46
               Section 26.1.          Parking      46

ARTICLE 27            Leasehold Financing          47
               Section 27.1.Leasehold Mortgage     47
               Section 27.2.          Default      47

ARTICLE 28 Tenth Floor Termination Option          49

ARTICLE 29            Generator Equipment          49
               Section 29.1.APL's Generator
                                Equipment          49
               Section 29.2.Use of Building
                                Generator          52
               Section 29.3.       Evacuation      52

ARTICLE 30      Termination of Original Lease
                      and Storage Space Lease      52

ARTICLE 31                  Miscellaneous          53
               Section 31.1.Words                  53
               Section 31.2.Successors             53
               Section 31.3.Time                   53
               Section 31.4.Sale                   53
               Section 31.5.Unenforceability       53
               Section 31.6.Attorneys' Fees        53
               Section 31.7.Governing Law          53
               Section 31.8.Final Expression       53
               Section 31.9.Headings               54
               Section 31.10 Memorandum of Lease   54
               Section 31.11.Force Majeure         54
               Section 31.12.Reasonableness        54
               Section 31.13.Light and Air
                                          Easement 54
               Section 31.14.Holding Over          54
               Section 31.15.Nondiscrimination     55
               Section 31.16.Relationship of
                                           Parties 55
               Section 31.17.Legal Authority       55
               Section 31.18.Merger                56
               Section 31.19.Quiet Enjoyment       56
               Section 31.20.Best Efforts Defined  56
               Section 31.21.Waiver                56
               Section 31.22.Condition Precedent   56



                            Exhibits

                                            Reference

Exhibits

Exhibit   A    Real Property                 Recitals
Exhibit   B    Premises                      Section
1.1
Exhibit   C    Rentable Area                 Section
1.2
Exhibit   D    Communications Facilities     Section
1.5
Exhibit   E    Elevator Performance Requirements  Sec
tion 10.1
Exhibit   F    Janitorial Services       Section 10.4
Exhibit   G    Security Services         Section 10.5
Exhibit   H    Rules and Regulations       Article 25
Exhibit   I    Equipment Site            Section 29.1
Exhibit   J    Memorandum of Lease      Section 31.10
Exhibit   K    Subordination, Non-disturbance
                & Attornment Agreement  Section 31.10








                        APL OFFICE LEASE

                         1111 BROADWAY


      This  OFFICE  LEASE ("Lease"),  effective  as  of
DecemberE31,  1996, is made by and between  SHORENSTEIN
REALTY  INVESTORS  THREE, L.P., a  limited  partnership
("Landlord"),  and APL LIMITED, a Delaware  corporation
(formerly   known  as  "American  President  Companies,
Ltd.") ("APL").

                            RECITALS

           A.   Bramalea  Pacific, Inc.,  a  California
corporation ("Bramalea"), and APL entered into a lease,
dated  April 18, 1988 (the "Original Lease"),  pursuant
to  which Bramalea undertook the obligation to  acquire
certain unimproved property in Oakland, California, and
to  construct an office building on such property,  and
further  pursuant to which Bramalea leased to  APL  and
APL  leased  from  Bramalea certain  premises  in  such
building.   Bramalea's obligations under  the  Original
Lease  were  guaranteed by Bramalea, Inc.,  a  Delaware
corporation, pursuant to a Lease Guaranty  dated  April
18,  1988,  and Bramalea, Inc.'s obligations under  the
guaranty  were  guaranteed  by  Bramalea  Limited,   an
Ontario  corporation, pursuant to an  additional  Lease
Guaranty,  also dated April 18, 1988.  1111 Associates,
a   California   limited  partnership,   succeeded   to
Bramalea's interest in the Original Lease.

           B.  1111 Associates ultimately constructed a
24-story  office  building, located at  1111  Broadway,
Oakland,   California  (the  "Building"),  on   certain
previously    unimproved   real   property   containing
approximately sixty-seven thousand (67,000) square feet
of  space (as described on Exhibit "A" attached  hereto
and   incorporated  herein  by  reference)  (the   "APL
Parcel"), which is part of that larger parcel of real property bounded by Broadway, Clay Street, Eleventh
Street and Twelfth Street (also described on the attached Exhibit "A") (the "APL Block").

           C.   The  Original Lease was modified  by  a
First  Amendment to Office Lease, dated April 26, 1990,
a Second Amendment to Office Lease, dated SeptemberE13,
1990,  a Third Amendment to Office Lease, dated October
29,  1990,  a  Fourth Amendment to Office Lease,  dated
January  1,  1991, a Fifth Amendment to  Office  Lease,
dated  January  1,  1991, a Sixth Amendment  to  Office
Lease, dated June 21, 1991, and a Seventh Amendment  to
Office  Lease,  dated May 12, 1993,  which  amendments,
among  other  matters,  modified  certain  construction
timing  matters, confirmed rent commencement dates  and
move-in   dates,   modified  expansion   options,   and
redefined the premises. Further references in this Lease to the Original Lease shall refer to the Original
Lease, as so amended. Certain matters regarding the termination of the Original Lease are set forth in
Article 30 of this Lease.

           D.   Toronto Dominion Bank foreclosed on all
of  1111  Associates's interest in the APL Parcel,  the
APL  Block,  and  the Building, and such  interest  was
acquired   by   1111   Broadway,   Inc.,   a   Delaware
corporation. Landlord anticipates that, on or before December 31, 1996, Landlord will acquire all of the interest of 1111 Broadway, Inc., in the APL Parcel, the APL Block, and the Building, together with a portion of that certain first class office and retail complex in Oakland, California, presently located within an area bounded by Broadway, Fourteenth Street, Martin Luther
King, Jr. Way, Eleventh Street, Clay Street and Twelfth
Street  (the  "Balance of City Center").  Landlord  and
APL acknowledge that Landlord does not presently expect to acquire the entire Balance of City Center.

           E.   Landlord  and APL presently  desire  to
enter into a lease of the premises presently occupied by APL pursuant to the Original Lease, on the terms and conditions set forth herein, effective as of December
31, 1996.


     NOW, THEREFORE, Landlord and APL agree as follows:

                           ARTICLE 1

                            Premises

      Section  1.1.   Premises  .1.  Premises. Landlord
leases  to APL, and APL leases from Landlord,  for  the
term  and  subject  to  the covenants,  agreements  and
conditions  contained  in  this  Lease,  those  certain
premises  located  in  the Building,  consisting  of  a
portion  of several of the basement parking  levels  of
the  Building, a portion of the first floor and all  of
the rentable area and public common areas on floors 2 -
10, inclusive, as shown by outline more particularly on
Exhibit "B" attached hereto and incorporated herein  by
reference,  and a portion of the roof of  the  Building
(collectively,  the  "Premises").   Landlord  and   APL
acknowledge  that  APL  is now,  and  will  be  at  the
commencement of the Term hereof, in possession  of  the
entire  Premises,  other  than  that  portion  of   the
Premises located on the roof of the Building, pursuant to the Original Lease. The area to be leased by APL on the roof shall be composed of an area of approximately twenty (20) feet by twenty (20) feet on the roof together with an area of approximately eight (8) feet by ten (10) feet within the penthouse mechanical room located on the roof. The exact location of the roof portion of the Premises shall be determined at such time as APL elects to use the roof. The space referred to in this Section 1.1 shall sometimes be referred to as the "Initial Premises". The Premises shall mean the Initial Premises and any additional area added to the area leased during the term ("Term" as defined in Section 4.1).

     Section 1.2.   Rentable Area.

      (a)   The total number of square feet of rentable
space  (the  "Rentable  Area")  contained  within   the
Premises and the Building is deemed for the purposes of
this  Lease  to  be as listed in Exhibit  "C"  attached
hereto  and  incorporated  herein  by  reference.   The
computation  of  Annual  Base  Rent  (as   defined   in
SectionE5.1) for all extension terms ("Extension Terms" as defined in SectionE4.2) shall be made based upon the Rentable Area.

     (b)  Landlord shall not have the right to make any
material change to the Premises, the ground floor lobby
of the Building or the outdoor plazas of the APL Parcel
without  APL's  prior  written consent,  which  consent
shall not be unreasonably withheld or delayed.  Without
APL's  consent,  Landlord  shall  have  the  right   to
undertake customary and usual maintenance and repair of
the Premises, Common Areas (as hereinafter defined) and
Building; to undertake customary and usual construction
of   tenant  improvements  for  other  tenants  of  the
Building;  and  to install, maintain, use,  repair  and
replace   pipes,  ducts,  conduits,  wires  and   other
components of the Building systems leading through the Premises and servicing other parts of the Building.
All changes to the ground floor lobby of the Building and outdoor plazas of the APL Parcel shall be subject to APL's prior written consent, which consent shall not be unreasonably withheld or delayed.

      (c) APL shall not have or acquire any property right or interest in or to any name(s) or distinctive designations which may become identified or associated with City Center, any other building or area in City
Center, or any portion thereof.  If APL refers to  City
Center in its advertising such name shall not be used after the termination of this Lease or at locations other than the Premises. Landlord and/or the other owner(s) of the Balance of City Center shall have the right to change the name of City Center and/or any portion of City Center or City Square from time to time at Landlord's and/or such party's or parties' election.

      Section 1.3.   Common Areas. APL and its  agents,
employees, customers, invitees and licensees shall have
the  non-exclusive right to use the Common Areas.   The
term "Common Areas" shall mean all areas and facilities
outside  of  the boundaries of the Premises and  within
the  exterior boundaries of the APL Parcel that are not
leased  to  other  tenants and that are  designated  by
Landlord,  from time to time, for the general  use  and
convenience  of tenants in the Building.  Common  Areas
include,   without  limitation,  pedestrian   walkways,
patios,  landscape areas, sidewalks, service corridors,
restrooms,  stairways,  escalators,  decorative  walls,
plazas,  fountains, malls, throughways,  loading  areas
and  ramps  and parking areas (except as parking  areas
are  separately  treated elsewhere  herein).   Landlord
shall have the right to:

      (a) Establish and uniformly enforce reasonable nondiscriminatory rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the Common Areas;

      (b)   Close,  if necessary, parts of  the  Common
Areas, to whatever extent may be legally necessary to prevent dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas;

      (c)   Close  temporarily any parts of the  Common
Areas for maintenance, repair and renovation purposes, provided all such maintenance, repair and renovation shall be done as promptly as reasonably practicable;

     (d)  Reduce, increase, enclose or otherwise change
at  any  time  and from time to time the size,  number,
location,  lay-out and nature of the Common  Areas  and
facilities  (subject  to the provisions  of  the  first
sentence   of   SubsectionE1.2(b)  above)   and   other
tenancies and premises in the Building or APL Parcel and to create additional rentable areas through use or enclosure of Common Areas (subject to the provisions of the first sentence of Subsection 1.2(b) above); and

      (e) Select a person, firm or corporation to maintain and operate the Common Areas if at any time
Landlord determines that the best interests of the tenants of the Building shall be served by having the Common Areas maintained and operated by such person, firm or corporation.

      Notwithstanding the foregoing, in no event shall the exercise by Landlord of any of the rights described above in any manner materially reduce any of APL's rights hereunder or in any manner materially obstruct or materially interfere with APL's access to and from the Premises or APL's use and quiet enjoyment of the Premises.

      Landlord  and its affiliates shall exercise  such
voting and other control (if any) as they may have over
the entities which control the common areas located  in
that  portion of the Balance of the City Center bounded
on  the  west by Clay Street so as to continue to  make
such  common  areas  and the amenities  and  facilities
located therein available for the use and enjoyment  of
APL,  its  officers, employees, agents,  customers  and
invitees  on a non-exclusive basis with other  tenants,
officers,  employees,  invitees and  customers  of  the
other  buildings  located in the Balance  of  the  City
Center.   "Affiliates" shall mean  (i)  any  parent  of
Landlord,  (ii)  any entity under common  control  with
Landlord   or  (iii)Eany  joint  venture,  partnership,
corporation  (foreign or domestic) or other  entity  of
which  Landlord,  or a subsidiary of  Landlord  or  any
corporation controlled by or under common control  with
Landlord is the general partner or owns at least  fifty
percent (50%) of the net assets or fifty percent  (50%)
of the voting stock or other equity interest.

       During  the  Term  if  APL  determines,  in  its
reasonable   judgment,  that  sharing  of   management,
operation, repair and maintenance expenses for all common areas contained within the APL Block would be fair and equitable then APL, if requested by Landlord and upon approval of the terms of such amendment, shall enter into an amendment of this Lease incorporating the common areas of the APL Block into the definition of Common Areas and otherwise incorporating any other agreed upon terms regarding allocation of common area costs.

     Section 1.4.   Basement and Parking Level Space.

     (a)Mailroom and Storage Space.

      That  portion  of  the Premises  located  in  the
basement  Level  B of the Building shown  outlined  and
labeled  "Mailroom"  on Exhibit "B"  (the  "Mailroom"),
that  portion  of the Premises located in the  basement
Level  B  of  the building shown outlined  and  labeled
"Basement   Storage"  on  Exhibit  "B"  (the  "Basement
Storage  Area"),  and  that  portion  of  the  Premises
consisting  of  the 5 increments of space  on  basement
Levels  A,  B and C of the Building shown outlined  and
labeled  "Storage  Area" on Exhibit "B"  (the  "Parking
Level Storage Area") shall be used by APL as a mailroom
and  for  receiving,  distribution  and  storage.   The
Basement  Storage  Area and the Parking  Level  Storage
Area  are sometimes collectively referred to herein  as
the  "Storage Area", and the Mailroom and Storage  Area
are  sometimes collectively referred to herein  as  the
"Basement  Space".  Commencing on JanuaryE1, 1998,  APL
shall  pay  Increased  Building  Operating  Costs   and
Increased Real Property Taxes allocable to the Mailroom
and  only  Increased Real Property Taxes applicable  to
the  Storage Area.  Maintenance of the exterior of  the
Basement  Space, the portion of the Building  in  which
the  Basement  Space is located and of  access  thereto
shall   be   the  responsibility  of  Landlord,   which
responsibility Landlord shall perform in the same manner as is provided with respect to other areas of the Building for which Landlord has responsibility.

     (b)  Relocation of Parking Level Storage Area.

               (i) Conditions. Landlord shall have the right from time to time during the term of this Lease to relocate one or more increments of the Parking Level
Storage Area within the Building on the following terms and conditions:

                     (A) The square footage of the  new
space   shall  be  equal  in  size  to  the  applicable
increment(s)  of  existing Parking Level  Storage  Area
being  relocated, subject to a variation of ten percent
(10%).    Provided,  however,  the   amount   of   rent
attributable to the Parking Level Storage Area shall not be increased if the square footage is increased, but shall be proportionately decreased if the square footage is decreased.

                     (B)  The improvements provided  by
Landlord  in the new space shall be comparable  to  the
improvements,  if  any, provided  by  Landlord  in  the
applicable  increment(s)  of  existing  Parking   Level
Storage  Area  being relocated; provided that  Landlord
may   relocate   improvements   from   the   applicable
increment(s) of existing Parking Level Storage Area being relocated to the new space.

                     (C)  Landlord shall pay the moving
expenses reasonably incurred by APL in connection with such relocation of such increment(s) of Parking Level
Storage Area.

                     (D)  APL's access to the new space
shall be equivalent to its access to the applicable increment(s) of existing Parking Level Storage Area being relocated.

                (ii) Notice.  Landlord shall deliver to
APL written notice of Landlord's election to relocate any increment of Parking Level Storage Area at least thirty (30) days prior to the date the relocation is to be effective.

      Section  1.5.    Communications Facilities.   APL
shall  have  the  right, at its  expense,  to  install,
maintain,  replace and operate communications equipment
and  facilities  (collectively, the "Installation")  on
the  roof of the Building in such location as APL shall
reasonably  designate, subject to Landlord's reasonable
approval.   The location of the Installation  shall  be
selected so as to minimize the aesthetic impact on  the
Building and, if reasonably requested by Landlord,  APL
shall  construct an enclosure around the  Installation,
provided  such  an enclosure will not adversely  affect
operation  of  the Installation or materially  increase
the  cost of the Installation.  APL's requirements  for
the  construction  of the Installation,  including  its
energy  requirements  and general  specifications,  are
more  particularly  described on Exhibit  "D"  attached
hereto  and  incorporated  herein  by  reference.   The
Installation  shall not require the stationing  on  the
roof  of  the  Building  of any  personnel  except  for
construction,  maintenance, adjustment and  replacement
of   the  Installation.   The  Installation  shall  not
adversely   affect  the  Building  structure   or   the
operation of the Building mechanical systems.  No other
person   shall   have   the  right   to   install   any
communications equipment and facilities on the roof  of
the  Building  if  such  installation  will  materially
interfere  with  APL's use and quiet enjoyment  of  the
Installation.  The Installation may include a dish-type
microwave transmitter and/or receiver of a diameter not
to   exceed   twenty  (20)  feet.   In  fastening   the
Installation  to the Building, by tripod tower,  direct
attachment  or  other means, APL shall promptly  repair
any damage to the Building, or any portion thereof, and
shall provide a secure and stable attachment capable of
withstanding  reasonably anticipated wind  loads.   APL
shall  have the right of access to the Installation  at
all  times  including  the use of communications  cable
between   a  location  or  locations  in  the  Premises
designated  by APL and the Installation, the  supplying
of  alternating current power from the Premises to  the
Installation and the provision of earthen grounding  of
the  Installation.  The Installation shall  remain  the
property of APL and may be removed by APL at any  time.
In  exercising  its  rights hereunder,  APL  shall  use
reasonable  care so as to cause as little  interference
with  Landlord's  operation  of  the  Building  as   is
reasonably  practicable.   The  Installation  shall  be
constructed,  maintained,  repaired  and  operated   in
compliance   with   all  applicable   laws,   statutes,
ordinances  and regulations (collectively,  "Applicable
Laws").   If Applicable Laws do not permit construction
or  operation  of the Installation APL shall  have  the
right  to  install, maintain, repair and operate  other
equipment and facilities outside the Premises  and  in,
on  or  about  the Building in order to  establish  and
enjoy the beneficial use of a comparable communications
facility.  In selecting an alternative location for the
Installation APL and Landlord shall attempt to find  an
area  within  the  Building which does  not  constitute
usable area.  If usable area of the Building is desired
by  APL,  APL  shall pay Fair Market  Rental  for  such
space.   The  inability of APL to construct,  maintain,
repair  or  operate the Installation due to  Applicable
Laws  shall  not  constitute a default by  Landlord  or
result  in  an abatement of rent.  APL shall indemnify,
defend and hold Landlord harmless from and against  any
and  all  claims, expenses and liability  arising  from
damage to property or injury to persons caused by APL's
construction, repair, maintenance or operation  of  the
Installation.   APL shall give Landlord not  less  than
sixty (60) days notice of APL's desire to construct the
Installation.  Following receipt of such notice APL and
Landlord shall determine the exact location of the roof
space  to  be  leased  by APL.  If the  microwave  dish
erected  by APL is twelve (12) feet or less in diameter
APL shall pay monthly rent of Two Hundred Fifty Dollars
($250.00).   If the microwave dish erected  by  APL  is
greater than twelve (12) feet in diameter but less than
or  equal to twenty (20) feet in diameter APL shall pay
monthly  rent  of Five Hundred Dollars  ($500.00).   In
addition,  APL  shall pay monthly rent  of  One  Dollar
($1.00) per square foot of usable space actually used by APL in the mechanical system penthouse located on the roof of the Building. The above described monthly rent shall only be applicable during those portions of the Initial Term (prorated for partial months) when the Installation is on the roof. APL shall not pay any Building Operating Costs or Real Property Taxes in connection with the leasing of the roof space.




      Section  1.6.   Health Club Membership.   If  and
when a health or sports club facility is opened by  the
Landlord  on  the  APL  Block or Balance  of  the  City
Center,  APL,  its  officers  and  employees  shall  be
offered any and all corporate and individual membership
plans  at  the  lowest fees then being charged  to  any
other   corporation   or  individual   for   comparable
memberships  in  the  health or sports  club  facility.
Landlord's obligations under this Section 1.6 shall only be effective as to those portions of the APL Block and/or Balance of the City Center owned or controlled by Landlord or its affiliates and only so long as Landlord and/or its affiliates own or control such real property.

      Section  1.7.    Elevators.  With regard  to  the
lowrise elevator bank (floorsE1-14) APL shall have the right to establish or to require Landlord to provide
(at APL's cost) such security in addition to that already maintained by Landlord for such elevator bank as APL, in its sole discretion, desires including, without limitation, a reception desk and/or security guards on the ground floor level of the Building and in the lobby of each floor occupied by APL. Any changes to APL's existing reception and security desk on the ground floor shall be subject to Landlord's reasonable approval as to design and location. Signs reflecting those elevators controlled by APL may be placed by APL in the ground floor lobby area provided the cost of construction, maintenance and repair of such signs is borne by APL and such signs are constructed and maintained in a first class condition.

                           ARTICLE 2

       Initial Construction of the Building and Premises

      Section  2.1.    Base Building  Work  and  Tenant
Improvements.   Article  2 of the  Original  Lease  set
forth certain obligations of the parties regarding the initial construction of the Building and the initial improvement of Tenant's premises. The terms "Building
Shell Work" and "Tenant Improvements", as used in this Lease, shall have the meanings set forth in the Original Lease, and the term "Base Building Elements" shall mean the elements in the "Base Building" column of Exhibit "J" to the Original Lease.

      Section  2.2.    Compliance with Laws.   Landlord
shall,  at Landlord's sole cost and expense and without
reimbursement  from APL pursuant to  any  provision  of
this   Lease   or  otherwise  (except  as  specifically
provided  in this Section 2.2), maintain and  keep  the
Building,    Common   Areas,   Premises   and    Tenant
Improvements (except for subsequent improvements to the
Premises made or to be made by APL) in compliance  with
all   governmental  codes,  laws,  ordinances,   rules,
regulations   and   requirements  applicable   to   the
Building,  Common Areas, Premises, Tenant  Improvements
or  to  APL's  use of the Premises for general  office,
marketing,   sales   and  service,   data   processing,
training,  administrative, storage  and  related  uses.
Notwithstanding  the  foregoing, if  any  improvements,
alterations,  additions or modifications  (collectively
"Modifications") to the Premises are or were  initiated
by  APL  after  Substantial Completion (as  defined  in
Section  2.6  of  the  Original Lease)  of  the  Tenant
Improvements   and   if   the   initiation   of    such
Modifications  causes certain codes, laws,  ordinances,
rules, regulations or requirements to be applied to the
Premises,  then  the  cost  of  compliance  within  the
Premises  (including  any changes to  Building  systems
serving   the  Premises  to  the  extent  the  portions
affected are located in the Premises) shall be borne by APL.

      Section 2.3.   Repair.  Landlord shall repair, or
cause to be repaired or replaced, at its sole cost  and
expense,  any  defects or damage to the Building  Shell
Work,  Base  Building Elements, or Tenant  Improvements
due   to   defective   materials  or   workmanship   in
construction thereof or nonconformance with the plans and specifications approved as provided in Sections 2.1 and 2.2 of the Original Lease. The existence of any guarantees or warranties shall not relieve Landlord of its primary responsibility for the Building and all Tenant Improvements constructed on the APL Parcel.

                           ARTICLE 3

                            Deleted.

                           ARTICLE 4

           Term; Option to Extend; Expansion Options

      Section  4.1.   Term.The term of this Lease  (the
"Term")  shall  commence  on  December  31,  1996  (the
"Commencement Date"). The Term of this Lease shall expire on December 31, 2006.

      Section 4.2.   Option to Extend.  Landlord grants
to  APL  the  option  to extend the  Term  on  all  the
provisions  hereof,  except for  Rent,  for  three  (3)
successive  five  (5) year extension  terms  (each,  an
"Extension  Term").  A failure to exercise any  one  of
the  options  to extend shall automatically  extinguish
all  succeeding options.  APL shall exercise its option
as to each Extension Term by giving irrevocable written
notice  of  exercise of the option  (each,  an  "Option
Notice")  to  Landlord by January 1 of the  immediately
preceding calendar year, that is Landlord is to receive
twelve (12) months prior notice.  If APL fails to  give
the  Option Notice by such date Landlord shall give APL
written  notice of its failure to exercise the  subject
option and APL shall have five (5) business days  after
receipt  of Landlord's written notice within which  APL
may   give  the  Option  Notice  notwithstanding  APL's
failure to timely exercise its rights. As used herein, the "Term" shall mean the initial Term, plus all Extension Terms as to which APL gives a timely Option
Notice.  Except as provided in Section 4.5, the  Annual
Base Rent for each Extension Term shall be of the fair market rental ("Fair Market Rental" as hereinafter defined) of the Premises as of the commencement of each Extension Term (each, an "Adjustment Date").

     Section 4.3.   Expansion Options.

      (a)   First Expansion.  APL shall have the option
(the  "First Expansion Option") to lease between 10,000
and  12,000 rentable square feet of space on one  floor
of  the  Building  (the location  and  exact  size  and
configuration of which shall be designated by  Landlord
as  provided  below  and  which  space,  at  Landlord's
election,  may  consist of either one (1)  or  two  (2)
increments,  in  Landlord's sole  discretion,  provided
that  no  increment  shall consist of  less  than  four
thousand  (4,000) rentable square feet of  space)  (the
"First Expansion Space") for a term (A) commencing on a
date  (or  dates, if the First Expansion Space consists
of  two  (2) increments) to be designated by  Landlord,
but  which  shall  be within the period  commencing  on
January  1, 2001, and ending on December 31, 2002,  and
(B)Eending  upon  the termination of this  Lease.   APL
shall  exercise  the  option for  the  First  Expansion
Space, if at all, by written notice from APL to Landlord given not earlier than May 1, 2000, and not later than June 30, 2000 (subject to the provisions of Subsection 4.3(c) below). Landlord shall notify APL in writing (the "Expansion Designation Notice") of the date of commencement of the term of the lease of each increment of the First Expansion Space, and the exact size and location of each increment of the First
Expansion Space, not less than six (6) months prior to such commencement date.

      (b)  Second Expansion.  APL shall have the option
(the "Second Expansion Option") to lease one additional
floor  of  the  Building (which shall be designated  by
Landlord,  as  provided below) (the  "Second  Expansion
Space")  for  a term (A)Ecommencing on  a  date  to  be
designated  by Landlord, but which shall be within  the
period  commencing on January 1, 2003,  and  ending  on
June  30, 2004, and (B)Eending upon the termination  of
this  Lease.   APL shall exercise the  option  for  the
Second Expansion Space, if at all, by written notice from APL to Landlord given not earlier than May 1, 2002, and not later than June 30, 2002 (subject to the provisions of Subsection 4.3(c) below). Landlord shall notify APL in writing (the "Expansion Designation
Notice") of the date of commencement of the term of the lease of the Second Expansion Space, and the exact size and location of the Second Expansion Space, not less than six (6) months prior to such commencement date.

     (c) Late Notice. If APL fails to give any notice under this Section 4.3 within the time specified above, Landlord shall deliver to APL written notice of APL's failure to give notice and APL shall have an additional five (5) business days after receipt of Landlord's notice to give the subject notice.

      (d)   Terms and Conditions.  If APL exercises  an
Expansion Option, then as soon as reasonably feasible thereafter the parties hereto shall enter into an amendment of this Lease, adding the First Expansion
Space or the Second Expansion Space, as applicable, to the Premises leased hereunder on the following terms and conditions:

           i.   For the purposes of the balance of this
     Subsection 4.3(d) the term "Expansion Space" shall
     mean  either  the  Second Expansion  Space  or  an
     increment of the First Expansion Space.  The  term
     of the lease as respects the Expansion Space shall
     commence  on the date stated in Landlord's  notice
     and  shall continue thereafter coextensively  with
     the  then-remaining term hereof, provided that  in
     the  event of the inability of Landlord to deliver
     possession  of the Expansion Space to APL  on  the
     availability  date  stated in  Landlord's  notice,
     Landlord  shall  not  be  liable  for  any  damage
     thereby, nor shall Tenant's lease of the Expansion
     Space be void or voidable, but Landlord shall  use
     diligent  good faith efforts to obtain  possession
     of  the  Expansion Space and deliver the Expansion
     Space to APL as soon as reasonably practicable and
     APL  shall have no liability with respect  to  the
     Expansion  Space until the date Landlord  delivers
     possession of the Expansion Space to APL (and  the
     Expansion Space Rent Commencement Date, as defined
     in subparagraph ii. below, shall be computed based
     on  the  date Landlord delivers possession of  the
     Expansion   Space   to   APL,   as   provided   in
     subparagraph ii. below);

           ii.   Commencing on the date (the "Expansion
     Space  Rent  Commencement  Date")  which  is   the
     earlier  of  (a) three (3) months after  the  date
     Landlord  delivers  possession  of  the  Expansion
     Space to APL or (b) the date on which APL commences conduct of its business in the Expansion
     Space, and continuing throughout the term of the lease of the Expansion Space, the Annual Base Rent payable by APL under Section 5.1 hereof for the Expansion Space shall be the Fair Market Rental
     (as defined in SectionE4.4) thereof, determined in accordance with Section 4.4 below (and subject to the further provisions of Subsection 4.3(e)below);

           iii.  Commencing on the Expansion Space Rent
     Commencement Date and continuing throughout the term of the lease of the Expansion Space, APL's
     Share as set forth in Section 5.3 hereof with respect to the Expansion Space shall be based on the rentable square footage of the Expansion
     Space, and the Base Year with respect to the Expansion Space shall be the calendar year in which the Expansion Space is delivered to APL;

           iv.   The Expansion Space shall be delivered
     to  and accepted by APL in its then "as is"  state
     and   condition   and  Landlord  shall   have   no
     obligation to perform or pay for any remodeling, renovation or improvements to prepare same for APL's occupancy, provided that with respect to the First Expansion Space, Landlord at its sole cost and expense shall provide all necessary demising walls taped and painted on the side APL occupies;
     and

           v.   Except as otherwise provided above, the
     Expansion Space shall be subject to all the terms and conditions set forth herein as applicable to the Initial Premises.

      (e)   Special  Factors Regarding Rent.   Rent  as
agreed upon by the parties or as determined pursuant to
arbitration  shall  be effective until  the  next  Rent
Adjustment  Date  occurring pursuant  to  Section  4.2.
Thereafter  Rent for the subject Expansion Space  shall
be  the same per square foot as that determined for the
Premises  pursuant  to  Section 4.4.  The  Fair  Market
Rental   of  the  subject  Expansion  Space  shall   be
determined  assuming the term of the lease  as  to  the
subject Expansion Space is the greater of (i) three (3)
years or (ii) the period until the next Rent Adjustment
Date.   In  computing  the Annual  Base  Rent  for  the
subject space, Fair Market Rental shall be determined by the parties (or arbitrators, if necessary).

     Section 4.4.   Fair Market Rental.

      (a)   "Fair  Market Rental" shall mean  the  rate
being paid for comparable space in similar buildings in
Oakland,  California,  with similar  amenities,  taking
into consideration the following: size of space subject
to  rent  determination, location, floor  level,  floor
efficiency  (load  factor)  and  the  manner  used   to
determine  the  usable square footage of  the  relevant
space,  proposed term of the lease, extent of  services
to be provided, leasing commissions, tenant improvement
allowances,  "free  rent" and  other  forms  of  rental
concessions,  all items included in operating  expenses
and  taxes which are reimbursable by tenant, the  level
and  types of building security provided, the net worth
and  creditworthiness of the tenant, the time that  the
particular  rate under consideration became  or  is  to
become  effective, the value, utility and condition  of
tenant  improvements  paid for by Landlord,  and  view,
light  and air taking into consideration Section 31.13.
Leasing  commissions for purposes of  determining  Fair
Market  Rental  for any extension periods  pursuant  to
Section  4.2  shall  only be considered.to  the  extent
commissions   are  then  generally  being   paid   upon
extensions.    Reimbursement  for   lease   termination
payments  and relocation costs shall not be  considered
in  determining Fair Market Rental.  Fair Market Rental
as  of  the  Adjustment  Date shall  be  determined  by
Landlord  with written notice (the "Notice")  given  to
APL  together with Landlord's delivery of the Expansion
Designation Notice (but no sooner than six  (6)  months
prior to the date the Expansion Space is to be added to
the  Lease),  subject to APL's right to arbitration  as
hereinafter provided.  Failure on the part  of  APL  to
demand  arbitration  within  thirty  (30)  days   after
receipt of the Notice from Landlord shall bind  APL  to
the  Fair  Market  Rental  as determined  by  Landlord.
Should   APL   elect  to  arbitrate  and   should   the
arbitration not have been concluded prior to the Adjustment Date, then until Fair Market Rental is determined by arbitration APL shall pay rent for the space which is the subject of the arbitration at the same rent per square foot then being paid by APL for the Initial Premises. If the amount of the Fair Market
Rental as determined by arbitration is greater than or less than the amount actually paid by APL, then any adjustment required to adjust the amount previously paid shall be made by payment by the appropriate party within ten (10) days after such determination of Fair
Market Rental.

      (b)   If  APL  disputes  the  amount  claimed  by
Landlord  as  Fair Market Rental, APL may require  that
Landlord  submit  the  dispute  to  arbitration.    The
arbitration  shall be conducted and determined  in  the
City of Oakland, California in accordance with the then
prevailing    rules   of   the   American   Arbitration
Association   or  its  successor  for  arbitration   of
commercial   disputes,  except  that   the   procedures
mandated by such rules shall be modified as follows:

            (i)    APL   shall  make  any  demand   for
arbitration  in writing within thirty (30)  days  after
service of the Notice, specifying therein the name  and
address of the person to act as the arbitrator on APL's
behalf.    The  arbitrator  shall  be  a  real   estate
appraiser  or broker with at least ten (10) years  full
time  commercial appraisal experience who  is  familiar
with  the  Fair Market Rental of first-class commercial
office  space in Oakland, California.  Failure  on  the
part  of  APL to make the timely and proper demand  for
such arbitration shall constitute a waiver of the right
thereto.   Within  ten  (10) business  days  after  the
service  of the demand for arbitration, Landlord  shall
give  notice to APL specifying the name and address  of
the  person designated by Landlord to act as arbitrator
on  its  behalf,  which arbitrator shall  be  similarly
qualified.   If  Landlord fails to notify  APL  of  the
appointment of its arbitrator within or by the time specified, then the arbitrator appointed by APL shall be the arbitrator to determine the Fair Market Rental for the subject space.

           (ii)  If two arbitrators are chosen pursuant
to  Subsection  4.4(b)(i)  above,  the  arbitrators  so
chosen  shall meet within ten (10) business days  after
the second arbitrator is appointed and shall appoint  a
third   arbitrator,  who  shall  be  a  competent   and
impartial person with qualifications similar  to  those
required  of  the  first  two arbitrators  pursuant  to
Subsection  4.4(b)(i) above.  If  they  are  unable  to
agree  upon  such appointment within five (5)  business
days after expiration of such ten (10) day period,  the
third  arbitrator  shall  be selected  by  the  parties
themselves.   If  the  parties do not  so  agree,  then
either   party,   on  behalf  of  both,   may   request
appointment  of  such a qualified person  by  the  then
president of the Alameda County Board of Realtors.  The
three  arbitrators shall decide the dispute, if it  has
not   been   previously  resolved,  by  following   the
procedures set forth in Subsection 4.4(b)(iii) below.

           (iii)      The Fair Market Rental  shall  be
fixed  by the three arbitrators in accordance with  the
following procedures.  Each of the arbitrators selected
by  the  parties shall state, in writing,  his  or  her
determination of the Fair Market Rental,  supported  by
the reasons therefor, and shall make counterpart copies
for  each  of  the other arbitrators.  The  arbitrators
shall  arrange  for  a simultaneous  exchange  of  such
proposed resolutions.  The role of the third arbitrator
shall   be   to  select  which  of  the  two   proposed
resolutions  more  closely  approximates  his  or   her
determination  of  Fair  Market  Rental.    The   third
arbitrator  shall  have no right to  propose  a  middle
ground  or  any  modification  of  either  of  the  two
proposed resolutions.  The resolution he or she chooses
as   that  more  closely  approximating  his   or   her
determination   of   the  Fair  Market   Rental   shall
constitute the decision of the arbitrators and shall be final and binding upon the parties.

           (iv)  In the event of a failure, refusal  or
inability  of  any  arbitrator  to  act,  his  or   her
successor shall be appointed by him or her, but in  the
case  of  the  third arbitrator, his or  her  successor
shall be appointed in the same manner as that set forth
herein  with respect to the appointment of the original
third  arbitrator.  The arbitrators  shall  attempt  to
decide  the  issue within ten (10) business days  after
the  appointment of the third arbitrator.  Any decision
in  which the arbitrator appointed by Landlord and  the
arbitrator appointed by APL concur shall be binding and
conclusive   upon   the  parties,  except   that   such
arbitrators shall not attempt by themselves to mutually
ascertain   the  Fair  Market  Rental  and   any   such
determination, in a manner other than that provided for
in  Subsection 4.4(b)(iii) hereof, shall not be binding
on  the  parties.  Each party shall pay  the  fees  and
expenses  of its respective arbitrator and  both  shall
share  the  fees and expenses of the third  arbitrator.
Attorneys'  fees  and  expenses  of  counsel   and   of
witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

      (v)   The  arbitrators shall have  the  right  to
consult  experts and competent authorities for  factual
information  or evidence pertaining to a  determination
of  Fair Market Rental, but any such consultation shall
be made in the presence of both parties with full right
on  their part to cross-examine.  The arbitrators shall
render   the   decision  and  award  in  writing   with
counterpart  copies  to  each party.   The  arbitrators
shall have no power to modify the provisions of this Lease, including, without limitation, any provision relating to the floor on Fair Market Rental.




     Section 4.5.   Right of First Offer.

      (a)   First  Offer Right; Available  Space.   APL
shall  have a continuing right of first offer to  lease
each increment of space in the Building containing more
than ten thousand (10,000) square feet of rentable area
(each  of which is an "Available Space") which  becomes
"available  for lease" during the period commencing  on
December  31,  1997, and ending on December  31,  2004,
subject  to  the  provisions of this Section  4.5.   An
increment of space shall not be deemed "available for lease" if any tenant of the Building exercises an option or right of first offer to lease such space, which option or right of first offer has been granted prior to the date of this Lease.

      (b)   Notice  of Available Space.  Within  thirty
(30)  days  after  any  such  Available  Space  becomes
available  to lease, or, if sooner, within thirty  (30)
days  after Landlord shall be in a position to  project
when an Available Space will be available to lease (but
in  no  event earlier than twelve (12) months prior  to
such  projected availability date), Landlord shall give
APL  written notice thereof (an "Availability Notice").
Each  Availability Notice shall identify the space  and
specify    the   availability   date   (or    estimated
availability  date)  and shall identify  the  rent  and
rental  concessions,  such as "free  rent"  and  tenant
improvement allowance, which Landlord proposes to offer
for such Available Space.  APL acknowledges that, as of
the  date this Lease is executed, APL does not  require
additional space in the Building other than the Initial
Premises  and  that  APL has no rights  hereunder  with
respect to space in the Building which is vacant as  of
the  commencement  of  the term  hereof  (the  "Current
Vacant  Space"), unless such space shall  again  become
"available  for  lease"  at a  future  date;  provided,
however,  if  Landlord has not leased any increment  of
the  Current  Vacant Space to a third-party  tenant  by
December  31,  1997,  then  the  provisions   of   this
SectionE4.5 shall apply to such increment of the Current Vacant Space [except with respect to increments of the Current Vacant Space for which Landlord is then actively and in good-faith negotiating with a third-party to lease (which negotiations have included, at a minimum, exchange of a proposal and counter proposal), in which event the provisions of this Section 4.5 shall apply to such increment of the Current Vacant Space only if such negotiations conclude without execution of a lease with respect to such space].

     (c)  Exercise of First Offer Right.  If APL elects
to lease all or a portion of Available Space, APL shall
so notify Landlord in writing (the "Acceptance Notice")
within  ten  (10) business days after the date  of  the
Availability Notice (provided if APL elects  to  accept
less  than all of the Available Space, APL must  accept
all  space described in the Availability Notice on  the
particular  floor or floors accepted by APL).   If  APL
does not exercise its right to lease an Available Space
within such ten (10) day period, then Landlord shall be
released  of  its  obligation to lease  such  Available
Space to APL and all rights of APL with respect thereto
under  this Section 4.5 shall cease until the Available
Space  becomes "available for lease" again at a  future
date.   The Acceptance Notice shall also contain  APL's
determination of Fair Market Rental and market and rental concessions for the portion of the Available
Space which APL desires.

     (d)  Terms and Conditions.  Upon APL's election to
lease  an  Available  Space,  Landlord  and  APL  shall
promptly enter into an amendment of this Lease,  adding
such  Available Space to the Premises on all the  terms
and  conditions  set  forth in this  Lease  as  to  the
Initial  Premises originally demised hereunder,  except
that (i) the term of the lease to APL of such Available
Space shall commence upon the later of the availability
date  or the date Landlord delivers possession  of  the
Available  Space  to APL (but in no event  sooner  than
thirty   (30)   days  after  the  date  of   Landlord's
Availability   Notice  to  APL)  and   shall   continue
coextensively  with the remaining term hereof  and  any
extension  thereof, (ii)Ecommencing  on  the  Available
Space  Rent  Commencement Date (as defined below),  the
Base  Annual Rent payable by APL under Section 5.1  for
the  Available Space shall be the fair market rent  for
such space, as provided for below, (iii)Ecommencing  on
the  Available  Space  Rent  Commencement  Date,  APL's
proportionate share payable under Sections 5.3 and  5.4
hereof  with respect to such Available Space  shall  be
determined  by dividing the rentable square footage  of
such Available Space by the rentable square footage  of
the  Building,  and (iv)EAPL shall take  the  Available
Space  in  its then "as-is" condition.  The  "Available
Space  Rent Commencement Date" shall be the date  which
is  the later of (a) three (3) months after receipt  of
the Acceptance Notice or (b) the date Landlord delivers
possession of the Available Space to APL, provided that
if  APL  commences the conduct of its business  in  the
Available  Space  prior  to the  Available  Space  Rent
Commencement   Date,   the   Available    Space    Rent
Commencement Date shall be the date on which APL so commences conduct of its business in such space.

      (e)Determination  of Rental.  During  the  thirty
(30)  day  period following Landlord's receipt  of  the
Acceptance  Notice, Landlord and APL shall  attempt  to
agree   on   Fair  Market  Rental  and  market   rental
concessions  for the subject portion of  the  Available
Space.   If Landlord and APL are unable to agree during
such  period then Fair Market Rental and market  rental
concessions  shall  be determined pursuant  to  Section
4.4.  For  purposes  of Section 4.4  the  "Availability
Notice" shall be deemed the "Notice" provided APL shall
have  sixty (60) days after receipt of the Availability
Notice  within which to demand arbitration.   The  Fair
Market  Rental  of the portion of the  Available  Space
being  taken shall be determined assuming the  term  of
the  lease as to such space is the greater of (a)Ethree
(3)  years  or  (b)  the period  until  the  next  Rent
Adjustment Date.  The arbitrators shall determine  Fair
Market   Rental,  market  "free  rent",  market  tenant
improvement  allowance and any other rental concessions
then  being  offered.  The parties (or the arbitrators,
if  necessary)  shall first determine the  Fair  Market
Rental of the subject space.  Then the component of the
Fair  Market  Rental allocable to amortization  of  the
fair  market  tenant improvement allowance  (the  "Fair
Market T.I. Allowance") shall be deducted from the Fair
Market  Rental.  Determination of this component  shall
be   made  by  the  parties  (or  the  arbitrators,  if
necessary).   The  initial Annual  Base  Rent  for  the
subject  space  shall be the Fair Market  Rental  after
deduction  of the amortization of the Fair Market  T.I.
Allowance  (the  "Initial  Annual  Base  Rent").    The
Initial  Annual Base Rent, as agreed by the parties  or
as  determined by arbitration, shall be effective until
the later of (a) three (3) years after the commencement
of  the Lease as to the Available Space accepted by APL
(unless  this Lease is terminated or expires  prior  to
that  date)  or  (b)  the  next  rent  Adjustment  Date
occurring  pursuant  to  Section  4.2.  Thereafter  the
Annual  Base  Rent for the Available Space accepted  by
APL   shall  be  the  same  per  square  foot  as  that
determined for the Initial Premises under Section  4.4.
The  Fair Market T.I. Allowance for the portion of  the
Available Space accepted by APL shall be amortized  and
added  to the Initial Annual Base Rent over the  period
until  the  next  rent  Adjustment  Date  (or  date  of
expiration  of  the Lease if the applicable  option  to
extend  is  not  exercised).   The  following  are  two
examples of application of this section.

      Assume  the  date rent commences for the  subject
Available Space is the eighth (8th) anniversary of  the
Commencement Date and assume APL does not exercise  its
next  option to extend prior to commencement  of  APL's
obligation  to pay rent as to the subject  space  (that
is, the Lease Term will expire on the tenth anniversary
of  the  Commencement  Date).  Assume  the  arbitrators
determine that Fair Market Rental (assuming a three (3)
year  term)  is $30.00 per square foot and that  $10.00
per  square foot is a Fair Market T.I. Allowance.   The
Initial  Annual  Base  Rent  for  the  portion  of  the
Available   Space  taken  by  APL  (until   the   tenth
anniversary of the Commencement Date) is $26.67 ($30.00
Fair Market Rental minus the $3.33 amortization of  the
Fair  Market  T.I. Allowance).  The $10.00 Fair  Market
T.I.  Allowance is then amortized over the two (2) year
term  ($5.00 per year) resulting in a rental  rate  for
the  subject  space of $31.67 per square  foot  ($26.67
Initial  Annual  Base Rent plus $5.00  amortization  of
Fair Market T.I. Allowance).

      Assume  the  date rent commences for the  subject
Available  Space  is  the  eighth  anniversary  of  the
Commencement  Date  and assume APL exercises  its  next
option  to  extend  prior  to  commencement  of   APL's
obligation  to pay rent as to the subject  space  (that
is,  the  Lease  Term  will  expire  on  the  fifteenth
anniversary  of  the Commencement  Date).   Assume  the
arbitrators determine that Fair Market Rental (assuming a three year term) is $30.00 per square foot and that $10.00 per square foot is a Fair Market T.I. Allowance.
The Initial Annual Base Rent for the portion of the Available Space taken by APL (until the eleventh anniversary of the Commencement Date) is $26.67 ($30.00
Fair Market Rental minus the $3.33 amortization of the Fair Market T.I. Allowance). The $10.00 Fair Market
T.I. Allowance is then amortized over the two year term
($5.00 per year) resulting in a rental rate for the subject space for the ninth and tenth years of the Term of $31.67 per square foot ($26.67 Initial Annual Base
Rent  plus  $5.00  amortization  of  Fair  Market  T.I.
Allowance). The resulting rental rate for the subject space for the eleventh year of the Term will be $26.67 per square foot (that is, the Initial Annual Base Rent and no amortization of Fair Market T.I. Allowance).
During the twelfth through fifteenth years of the Term the Annual Base Rent for the subject space shall be the same as that of the Initial Premises as computed on the tenth anniversary of the Commencement Date.

                           ARTICLE 5

                              Rent

      Section  5.1.   Annual Base Rent.  Commencing  on
December  31,  1996, Annual Base Rent for the  Premises
(excluding the Mailroom and Storage Area) shall  be  as
follows:
                    Annual Base Rent
                    Per Square Foot
Monthly
Period of Rentable Area    Annual Base Rent           Installments
12/31/96   +   1997        $16.15      $3,321,441.30  $276,786.78
1998                       $23.75      $4,884,472.50  $407,039.38
1999                       $24.00      $4,935,888.00  $411,324.00
2000                       $24.25      $4,987,303.50  $415,608.63
2001                       $26.00      $5,347,212.00  $445,601.00
2002-2006                  $29.00      $5,964,198.00  $497,016.50

      Commencing on December 31, 1996, Annual Base Rent for the Mailroom and Storage Area shall be:

                    Annual Base Rent
                    Per Square Foot
Monthly
Period of Rentable Area       Annual Base Rent           Installments
12/31/96   -   2001           $12.00         $38,988.00  $3,249.00
2002-2006                     $15.00         $48,735.00  $4,061.25

     Equal monthly installments of Annual Base Rent and
other sums payable as rent shall be due and payable  in
advance, on the first day of each calendar month during
the Term.  Monthly installments of Annual Base Rent for
any partial calendar months during the Lease Term shall
be proportionately adjusted.  Annual Base Rent shall be
payable   without  notice  or  demand  and  except   as
otherwise provided herein shall be made without any setoff, deduction or counterclaim whatsoever.

      Section  5.2.   Payment.  All payments of  Annual
Base  Rent, Increases in Building Operating  Costs  and
Real Property Taxes (collectively "Rent") and all other monetary obligations which are required to be made by APL hereunder shall be made payable to and sent to Landlord at the office of Shorenstein Company, L.P., 555 California Street, 14th floor, San Francisco,
California 94104, unless Landlord notifies APL of another address for the payment of Rent.

       Section   5.3.     Building   Operating   Costs.
Commencing  on  January  1,  1998,  APL  shall  pay  to
Landlord,  at the times hereinafter set forth,  38.298%
("APL's Share") of Increased Building Operating  Costs.
"Increased Building Operating Costs" shall mean the amount by which Building Operating Costs for a calendar year exceed the Building Operating Costs for calendar year 1997 (the "Base Year").

           (a)   "Building Operating Costs" shall  mean
all  reasonable  costs, charges and  expenses  actually
incurred  by  Landlord  in connection  with  operating,
maintaining,  repairing,  insuring  and  managing   the
Building  and  Common  Areas as a  first  class  office
building,  computed on an accrual basis.  In the  event
of  any inconsistency, ambiguity or overlap between the
exclusion   provisions   of  SectionE5.4(b)   and   the
inclusion provisions of Section 5.4(c) the provisions of Section 5.4(b) shall control in determining whether a particular cost or expense is to be excluded from or included in Building operating Costs.

           (b)   Building  Operating  Costs  shall  not
include:

               (i)  Repairs or other work occasioned by
fire, windstorm or other cause to the extent Landlord is reimbursed by insurance, condemnation or other proceeds.

                 (ii)  Leasing  commissions  and  fees,
attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants or associated with the enforcement of any leases or the defense of Landlord's title to or interest in the Building or any part thereof.

                 (iii)       Costs  (including  permit,
license and inspection fees) incurred in renovating  or
otherwise   improving   or  decorating,   painting   or
redecorating space for tenants or other occupants of vacant space.

                (iv)  Costs of any services  (including
utilities) sold or provided tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rental and escalations payable under the lease with such tenant or other occupant.

                (v)  Depreciation and amortization  not
expressly  permitted  under the provisions  of  Section
5.4(c).

                 (vi)   Costs  of  a  capital   nature,
including,  without  limitation, capital  improvements,
capital repairs, capital equipment, and capital  tools,
all as determined in accordance with generally accepted
accounting principles, consistently applied,  provided,
however,   Landlord  may  include  costs   of   capital
improvements, equipment or devices installed  in  order
to  effect  a  labor  saving, energy  saving  or  other
economy,  amortized  over  the  useful  life  of   such
improvement, equipment or device, but in no  event  may
the  amount included in Building operating costs in any
year  exceed  the actual economies or savings  realized
during  such  year.   Amortization  of  such  permitted
capital items may include interest on the unamortized balance at ten percent (10%) per annum.

                (vii)      Expenses in connection  with
services or other benefits of a type which are not provided to APL, but which are provided to another tenant or occupant.

                 (viii)      Costs  incurred   due   to
violation by Landlord or any tenant of the terms and conditions of any lease.

                (ix) Overhead and profit increment paid
to  Landlord,  its  partners or their  subsidiaries  or
affiliates for management or other services  on  or  to
the  Building or for supplies or other materials to the
extent  that  the costs of such services,  supplies  or
materials  exceed the costs that would have  been  paid
had  the  services, supplies or materials been provided
by   unaffiliated  parties  on  a  competitive   basis.
Notwithstanding  anything in this Section  5.3  to  the
contrary,  during the Initial Term for the purposes  of
determining  APL's  Share  of  Increases  in   Building
Operating  Costs, APL's Share of the aggregate  of  all
management  and related fees (collectively  "Management
Fees")  for any calendar year shall not exceed two  and
one-half  percent (2.5%) of APL's Annual Base Rent  for
the  same calendar year.  The two and one half  percent
(2.5%)  shall  be  increased by  the  CPI-U  Index  (as
defined  in  Section  17.2) on each  January  1,  using
January  1, 1991 as the beginning Index.  In  no  event
shall APL's Share of Management Fees at any time during
the  Term  exceed the amounts then being paid by  other
major  anchor tenants with "gross" leases in comparable
first  class  buildings  in the  San  Francisco-Oakland
area.   The  amount  of the Management  Fees  shall  be
adjusted on each Adjustment Date during the Term to the amounts then being paid by other major anchor tenants with "gross" leases in comparable first class buildings in the San Francisco/Oakland area. If at least three
(3) comparable "gross" leases are not then available then the available "net" leases and comparable "net" leases shall be used for purposes of this limitation.

                (x)   Interest on debt or  amortization
payments on any mortgages or deeds of trust or rental payments under any ground or other similar underlying lease or leases.

                (xi)  Landlord's general  overhead  and
general   administrative  expenses  including,  without
limitation,  entertainment,  relocation,   hiring   and
training.

                 (xii)      Any  compensation  paid  to
clerks, attendants or other persons in commercial concessions, if any, operated by Landlord.

                (xiii)     Rentals  and  other  related
expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building.

                (xiv)      All  items and services  for
which APL reimburses Landlord or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Building (other than APL) without reimbursement.

                  (xv)   Advertising,   marketing   and
promotional expenditures.

                (xvi)  Any  costs, fines  or  penalties
incurred   due  to  violations  by  Landlord   of   any
governmental rule or authority and any penalties and interest on late payment of taxes, mortgages, ground leases, equipment leasing or other financing.

                (xvii)     Cost of acquisition  of  and
extraordinary security for any art work.

                  (xviii)     Cost   of   the   initial
development and construction of the Building and common
Areas and the cost of any "punch list" or similar corrective work with respect thereto and the cost of repairing defects therein in order to obtain full and final completion of the Building and Common Areas, the cost of any work required in order to rectify design and/or construction defects and bring the Building and Common Areas into compliance with governmental code or law requirements applicable to the work in' order to obtain certificates of occupancy for APL to occupy the Premises.

               (xix)     Costs of installing, operating
and maintaining the garage facilities and any specialty
services,   such   as   an  observatory,   broadcasting
facilities, luncheon club and athletic or recreational club.

                 (xx)  Unless  required  by  applicable
California  or local law, statute, rule, regulation  or
ordinance   insurance  premiums  or  other  costs   for
earthquake insurance .

               (xxi)     Professional fees not directly
attributable to the Building.

               (xxii)      Salaries of leasing  agents,
promotional  directors, executives of Landlord  or  its
partners,  building management employees, all  off-site
personnel  and executives and all management  personnel
above the level of senior on-site property manager  and
senior   on-site  engineer.   These  exclusions   shall
include,  without  limitation,  pension  plans,  fringe
benefits,   medical  insurance,  life  and   disability
insurance,   welfare  benefits,  union   contributions,
payroll taxes and other related expenses in connection with such excluded agents, directors, executives and employees.

              (xxiii)     Traffic and other studies  or
reports    required   in   connection   with    initial
construction   or   any   subsequent   alteration    or
modification  of  the Building, Common  Areas  or  City
Center.

               (xxiv)      Contributions of  any  kind,
including, without limitation, contributions to local civic organizations, museums, charities and political candidates or organizations.

                (xxv)      Amounts owed by Landlord  to
other tenants.

              (xxvi)     Expenses incurred in removing,
storing   or   disposing  of  the  personal   property,
fixtures, equipment of improvements of former tenants or occupants of the Building.

               (xxvii)      Construction,  remodelling,
alterations  or additions of or to the Building  and/or
the  Common  Areas; and any and all costs, taxes,  fees
and other impositions by public authorities (including,
without  limitation,  impositions  for  infrastructure,
housing,   schools  and  parks)  associated  with   the
increase or expansion of the size of the Building or City Center by adding additional land, buildings and/or other structures.

           (c)   Building Operating Costs shall include
by way of example:

                (i)   Costs  of providing  rubbish  and
waste pickup and disposal.

                (ii)  Costs of janitorial services  and
window   cleaning   (including   materials,   supplies,
Building standard light bulbs and ballasts, equipment and tools therefor), and rental and depreciation costs related to any of the foregoing or contracts with third parties to provide same.

                (iii)      costs in providing customary
and usual security for the Building consistent with the
requirements   hereof,   but  excluding   extraordinary
security costs such as crowd control.

                (iv)  Insurance premiums for  insurance
required  or  permitted hereunder,  including,  without
limitation,  rental  interruption insurance  and  other
types  of  insurance coverage then being maintained  by
prudent   owners  of  comparable  first  class   office
buildings  in  the  San Francisco/Oakland  metropolitan
area, provided such insurance coverage is available  at
commercially  reasonable rates,  in  amounts  and  with
deductible amounts consistent with those maintained  by
owners   of   similar  office  buildings  in   Oakland,
California, the costs of which may include a reasonable and appropriate allocation of a portion of the premium of a blanket insurance policy maintained by Landlord if such allocated amount is less than the premium for a separate policy of insurance.

               (v)  Costs of electricity, water, sewer,
and   other  utilities  used  in  connection  with  the
operation of the Building and Common Areas.

                (vi)  Costs  of operation, maintenance,
and   repair  (excluding  items  which  are  considered
capital  in  nature under generally accepted accounting
principles)   of   the  Building,  including,   without
limitation, heat, ventilation and air conditioning systems, fire prevention sprinkler systems, elevators, escalators and all other mechanical or electrical systems serving the Building and service agreements for all such systems and equipment;

               (vii)     License, permit and inspection
fees relating directly to operation of the Building;

                  (viii)      Non-capital   costs    of
compliance  with  fire,  safety or  other  governmental
rules,  regulations,  laws,  statutes,  ordinances   or
requirements imposed by any governmental authority with respect to the Building.

                (ix) Wages, salaries, employee benefits
and taxes (or an allocation of the foregoing) for on-site personnel working full or part time in connection with the operation, maintenance or management of the Building and the Common Areas.

                (x)  Administrative and management fees
for the Building, subject to the limitations contained in Section 5.4(b)(ix).

                 (xi)   Costs  of  indoor  and  outdoor
landscaping (including, without limitation, planting, replacing and replanting of flowers and bushes, and the maintenance thereof).

               (xii)     Subject to APL's prior written
approval, which approval may be withheld in its sole discretion, expenses and fees (including attorneys' fees) reasonably incurred contesting the validity or applicability of any governmental enactments which may affect Building Operating Costs.

               (xiii)    Personal property taxes levied
and assessed against personal property in Common Areas used exclusively in the operation, maintenance and repair of the Common Areas.


           (d)   There shall be deducted from  Building
operating Costs the following:

               (i)  Net recoveries received by Landlord
from tenants as a result of any act, omission, default or negligence of such tenants or by reason of a breach by such tenants of the provisions of their respective leases that reduce the expenses incurred by Landlord in operating, repairing, and maintaining the Building and the Common Areas to the extent such amounts were previously included in Building Operating Costs.

                (ii)  Net proceeds received by Landlord
as contributions toward Building Operating Costs for use of Common Areas by shows and promotions, displays, kiosks, lockers, advertising, temporary tenants, and licensees.

                 (iii)      Net  proceeds  received  by
Landlord under any insurance policy issued to Landlord provided that the claim is related to the operation, maintenance, repair and management of the Building and Common Areas to the extent that such amount of proceeds were previously included as Building Operating Costs.

                 (iv)  Net  amounts  received  from   a
manufacturer  or  builder or a warranty  claim  to  the
extent   such  amounts  were  previously  included   in
Building Operating Costs.

            (e)    Adjustment  for  Occupancy   Factor.
Notwithstanding  any  other  provision  herein  to  the
contrary,  in  the  event the  Building  is  not  fully
occupied  during the Base Year or any year of the  term
of  this Lease, an adjustment shall be made by Landlord
in  computing Building Operating Costs for such year so
that the Building Operating Costs shall be computed for
such  year  as  though  the  Building  had  been  fully
occupied   during   such  year.   To   accomplish   the
foregoing,   all   variable  components   of   Building
Operating   Costs   for  such  calendar   year   (e.g.,
janitorial service, utilities, mechanical maintenance, but excluding expenses which do not vary with occupancy levels such as insurance and elevator maintenance) shall be "grossed-up", employing sound accounting and property management principles, to the amount such variable components would have been if the Building had been fully occupied during the entire calendar year and the adjusted amount of the variable components shall be used in determining Building Operating Costs for such calendar year.

           (f)  Notice and Payment.  During December of
each calendar year (commencing with calendar year 1997) or as soon after December as practicable, Landlord shall give APL written notice of Landlord's reasonable estimate of APL'S Share of Increased Building Operating
Costs (commencing with calendar year 1998) for the following year. On or before the first day of each month during the ensuing calendar year, APL shall pay to Landlord one-twelfth (1/12th) of such estimated sum;
provided, that if such notice is not given in December of any calendar year, APL shall continue to pay on the basis of the prior year's estimate until the month after such notice is given, at which time APL shall pay any difference due for the period from the beginning of such calendar year until the date of the notice. If at any time it appears in Landlord's reasonable judgment that the sum so estimated for the current calendar year will vary from actual Increased Building Operating
Costs, Landlord may, by written notice to APL, revise its estimate for such year, and subsequent payments by APL for such year shall be based upon such revised estimate.

           (g)   Annual Statements.  Within one hundred
twenty (120) days after the end of each calendar  year,
Landlord  shall deliver to APL a detailed statement  of
each  item  of  Building Operating Costs  or  Increased
Building  Operating  Costs payable  for  such  calendar
year,  in  each instance prepared and certified  by  an
independent  certified  public  accountant   reasonably
acceptable  to  APL.   The  cost  of  preparation   and
certification  by  the  independent  certified   public
accountant  shall  be  included in  Building  Operating
Costs.   If such statement for any calendar year  shows
an  amount owing by APL that is less than the estimated
payments for such calendar year previously made by APL,
it  shall  be accompanied by a refund of the excess  by
Landlord  to  APL.  If such statement shows  an  amount
owing  by  APL that is more than the estimated payments
for  such  calendar year previously made  by  APL,  APL
shall pay the deficiency to Landlord within thirty (30)
days after delivery of such statement.  If the Term has
expired prior to the final determination of APL's share
of  any item of Increased Building Operating Costs, APL
shall, within thirty (30) days of receipt of Landlord's
invoice,  pay any increase due over the estimated  sums
paid  by  APL and, conversely, any overpayment  by  APL
shall  be immediately refunded by Landlord to APL.   At
any  time  during the Term, and within  two  (2)  years
after  expiration of the Term, APL shall  be  entitled,
upon  five  (5)  days prior written notice  and  during
normal  business  hours  at Landlord's  office  in  the
Building to inspect and examine those books and records
of  Landlord relating to the determination of any  item
of Building Operating Cost or Real Property Taxes.  All
books  and  records  of Landlord relating  to  Building
Operating Costs shall be maintained in accordance  with
generally  accepted accounting principles, consistently
applied.  If, after inspection and examination of  such
books and records, APL disputes the amounts of Building
Operating  Costs,  Increased Building  Operating  Costs
and/or  Real  Property Taxes charged by  Landlord,  APL
may,   by  written  notice  to  Landlord,  request   an
independent audit of such books and records.   APL  may
withhold  payment of the disputed amount  of  any  cost
disputed  by APL in good faith.  Any sum determined  to
be  payable to the other party shall bear interest from
the  date  paid or due, as applicable, at  the  Default
Rate.   The independent audit of the books and  records
shall  be  conducted by a certified  public  accountant
designated   by   APL  and  reasonably  acceptable   to
Landlord.  If, within thirty (30) days after Landlord's
receipt  of APL's notice requesting an audit,  Landlord
and  APL  are  unable to agree on the certified  public
accountant  to  conduct  such  audit,  then   APL   may
designate a "Big Six" accounting firm not then employed
by  Landlord or APL to conduct such audit.   The  audit
shall be limited to the determination of the amount of any or all items of Building Operating Costs, Increased
Building Operating Costs and Real Property Taxes for the subject calendar year. If the audit discloses that any item of Building Operating Costs or Real Property
Taxes included in the computation of Increases in Building Operating Costs or Real Property Taxes billed to APL was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by APL unless the audit shows that Landlord overstated in the aggregate Building Operating Costs, Increased Building Operating Costs and/or Real Property
Taxes for the subject calendar year by more than three percent (3%), in which case Landlord shall pay all costs and expenses of the audit.

           (h)   Confirmation of Occupancy Factor.   If
APL believes that the adjustments to Building Operating
Expenses  made pursuant to Subsection 5.3(e) above  may
have  been based on incorrect occupancy data, APL shall
so  notify  Landlord in writing and within thirty  (30)
days  of  such notice Landlord shall deliver to  APL  a
copy  of  Landlord's  rent  roll  report  covering  the
preceding  calendar year, which rent roll report  shall
show  the following: the name and suite number of  each
tenant  in the Building; the usable and rentable square
footage of each tenant's premises in the Building; and,
the  commencement and expiration dates (if  within  the
Term, including all unexercised extension options), and
the  actual occupancy date of each such tenant's lease.
The  contents  of the rent roll report  shall  be  kept
confidential by APL.  If Landlord does not provide  APL
with  a copy of such rent roll report, then during  the
period  beginning  with  the  date  that  Landlord   is
obligated  to deliver the rent roll report to  APL  and
ending on the date that Landlord actually delivers same
to APL, APL shall have the right to withhold payment of
the  disputed portion of the monthly payments otherwise
payable pursuant hereto, provided, that upon delivering
the  rent roll report to APL, APL shall pay to Landlord
all   of  the  previously  withheld  monthly  payments,
subject to APL's rights hereunder.

     Section 5.4.   Taxes

           (a)   APL  shall pay-before delinquency  all
taxes,  assessments, license fees,  and  other  charges
that are levied and assessed on APL's personal property
located in the Premises.  Within ten (10) business days
after  Landlord's  request, APL shall furnish  Landlord
with  satisfactory  evidence of  these  payments.   APL
shall  comply with the provisions of any law, ordinance
or rule of the taxing authorities which requires APL to
file a report of APL's personal property located in the
Premises.   If  any such taxes are levied  against  the
Building, or if the assessed value of the Building is increased by the inclusion of a value placed on APL's personal property and if Landlord pays such taxes then
APL and Landlord shall equitably allocate the amounts paid by Landlord and APL, within ten (10) business days after receipt of request therefor, shall reimburse
Landlord for the sum of the taxes levied against Landlord, or the portion of the taxes resulting from the increase in Landlord's assessment. In the event of any dispute regarding equitable allocation of such taxes the dispute shall be resolved in the manner provided in Section 2.6 of the Original Lease.

          (b)  Commencing on January 1, 1998, APL shall
pay  to  Landlord, in the manner and at the  times  set
forth  in this section, 38.484% ("APL's Tax Share")  of
Increased   Real   Property  Taxes.   "Increased   Real
Property  Taxes" shall mean the amount  by  which  Real
Property Taxes for a calendar year exceed Real Property
Taxes for the Base Year.

                (i)   "Real Property Taxes" shall  mean
all taxes, assessments, and other governmental charges,
general  and  special, ordinary and  extraordinary,  of
every  kind  and nature whatsoever, including,  without
limitation,  assessments  for  public  improvements  or
benefits,  which  shall  during  the  Term  be  levied,
assessed   and   imposed  upon  the  Building,   Tenant
Improvements  and the APL Parcel.  Real Property  Taxes
shall also include, without limitation, any tax, fee or
excise  levied,  assessed and/or based  on  the  square
footage  of  premises in the Building, on  the  act  of
entering  into leases for premises in the Building,  on
the  occupancy by tenants of space in the Building, and
any  other  tax,  fee or excise however  described,  in
substitution  for  any  charge,  tax,  levy,   fee   or
assessment (or any increase thereof) included  in  this
definition  of Real Property Taxes, including,  without
limitation,  taxes  levied  on  property  used  in  the
operation of the Building; and the cost to Landlord  of
reasonably   contesting   the   amount,   validity   or
applicability  of the taxes and charges defined  herein
as  Real Property Taxes.  Landlord shall credit against
Real Property Taxes any refunds received as a result of
tax  contests, after deduction of Landlord's  costs  in
connection  with the same.  Real Property  Taxes  shall
not include the following: any municipal, county, state
or  federal  income,  corporate,  estate,  transfer  or
franchise  taxes; capital gains taxes;  impositions  or
penalties  arising  from Landlord's failure  to  comply
with  any governmental laws, ordinances, or directives;
personal  property  taxes on the furniture,  equipment,
fixtures   and  other  personal  property   or   tenant
improvements  of Landlord, APL or any other  tenant  in
the  Building; real property taxes assessed against any
tenant improvements constructed for or by other tenants
or  occupants of the Building, any tax on oil, gas, and
mineral  rights; inheritance taxes, business,  license,
and/or  income taxes based on rents or gross  receipts;
and taxes personally owed by Landlord.  With respect to
assessments  which may be levied against  or  upon  the
Building, Tenant Improvements and APL Parcel and  which
under  the  laws  then  in force may  be  evidenced  by
improvement  or other bonds, or may be paid  in  annual
installments,  there  shall  be  included  within  Real
Property Taxes for any fiscal tax year only the current
annual  installment  for such  year.   With  regard  to
"changes  in ownership" occurring during the  Term,  if
all  or  a  portion of the Premises is not  reassessed,
then no increase in Real Property Taxes associated with
such  "change  in ownership" of the Building  shall  be
included  in  Real  Property  Taxes  payable   by   APL
hereunder.   In  addition if a  "change  of  ownership"
occurs  during the Initial Term and if all or a portion
of  the Premises is reassessed then for the balance  of
the  Initial  Term, only one-half of any  increases  in
Real  Property  Taxes  resulting from  the  first  such
"change   in   ownership"  occurring  after  Landlord's
acquisition of the Building and the APL Parcel shall be
included  in  Real Property Taxes.   If  a  "change  in
ownership" of APL's leasehold estate created by this Lease occurs during the Initial Term, then APL shall pay one-half (1/2) of any increases in Real Property
Taxes resulting from such "change in ownership" of the leasehold estate and one-half (1/2) of any increases in Real Property Taxes resulting from such "change in ownership" of APL's leasehold estate shall be included in Real Property Taxes. After the Initial Term all increases in Real Property Taxes resulting from a "change in ownership" (including, without limitation, a "change in ownership" of APL's leasehold estate or Landlord's fee interest) whenever occurring shall be included in Real Property Taxes. For purposes of this Lease, "changes in ownership" has the same definition as in California Revenue and Taxation Code Sections 60-
62, inclusive, or any amendments or successor statutes to those sections.

                (ii) APL's Tax Share of Increased  Real
Property  Taxes  (commencing with calendar  year  1998)
shall be as set forth in Section 5.3 above.

                (iii)     APL shall pay to Landlord ten
(10) days prior to delinquency of the applicable tax bill an amount equal to APL's Tax Share of Increased
Real Property Taxes (commencing in calendar year 1998).

               (iv) APL's liability to pay its share of Increased Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a tax fiscal year included in the Term at its expiration.

                (v)  If, for any reason other than  the
default of APL, this Lease shall terminate on a day other than the last day of the calendar year, the additional sums due in connection with the Increased
Real Property Taxes from APL applicable to the calendar year in which such termination shall occur shall be prorated according to the ratio that the number of days from the commencement of such calendar year to and including such termination date bears to 365.

       Section  5.5.    Interest  Any  Rent  and  other
monetary  obligations due hereunder not paid  when  due
shall  bear  interest from the date of receipt  of  the
notice until paid at the then discount rate of interest
charged  by  the Federal Reserve Bank of San  Francisco
plus   five   percent   (5%)  (the   "Default   Rate").
Notwithstanding  the foregoing, APL shall  be  forgiven
from such interest obligation upon the first occurrence
during   any  twelve  (12)  consecutive  month   period
provided that such interest obligation shall in any case commence three (3) days after receipt by APL of notice of failure to pay.

                           ARTICLE 6

                        Use of Premises

      APL  shall  be permitted to use the Premises  for
marketing,  sales  and  service, general  office,  data
processing,   training,  administrative,  storage   and
related  uses and for any other use which is consistent
with  the uses then prevalent in other office buildings
located  in the APL Block and the Balance of  the  City
Center (in each case, a "Permitted Use"), in compliance
with  applicable law.  Permitted Use shall also include
uses in the lower elevator bank which are an incidental
benefit  to  and  primarily  made  available   to   APL
personnel,  including, without limitation,  restaurant,
health care and recreational uses.  Use of the Premises
for any use other than a Permitted Use shall be subject
to  the  prior  written  approval  of  Landlord,  which
approval shall not be unreasonably withheld or delayed.
Landlord  warrants to APL that use of the Premises  for
the  specific  purposes in the first sentence  of  this
Article  is  permitted by all applicable zoning  codes.
APL,  at  its sole cost and expense, shall comply  with
all   laws,   statutes,  ordinances,  regulations   and
requirements now enforced or hereafter enacted relating
to  or  affecting  condition, use or occupancy  of  the
Premises;   provided,  however,  APL  shall   have   no
obligation  to bear the cost and expense of  compliance
with  such laws, statutes, ordinances, regulations  and
requirements  unless  required  as  a   result   of   a
particular or unique use of the Premises by  APL  other
than  as  general  office, and  related  uses  such  as
marketing,   sales   and  service,   data   processing,
training,  administrative and storage.  APL  shall  not
permit  anything to be done on the Premises or keep  or
permit  anything to be kept in the Premises which  will
void the coverage of any insurance upon the Building or
any  of its contents; provided, however, APL shall have
no  liability or obligations hereunder with respect  to
the  voiding of such insurance if such voiding  of  the
insurance  results  from  any  Permitted  Use  of   the
Premises by APL.


                           ARTICLE 7
                  Signs and Building Directory

       Section  7.1.    At  all  times  following   the
execution of this Lease and during the Term,  but  only
so  long as APL or an affiliated company (as defined by
SectionE17.2)   or   successor  to   APL   by   merger,
consolidation  or  reorganization  leases  One  Hundred
Twenty-Five Thousand (125,000) or more square feet of Rentable Area in the Building, the Building shall be known as the "APL Limited Building" or such other name as APL reasonably desires which designates one or more of its businesses. APL shall be entitled to construct, maintain, repair and replace the following signs on and about the Building and the Common Areas: a sign on the ground level exterior of the Premises on the facade of the Building and over the Broadway main entrance, and a monument sign in the Common Areas. The following shall apply with respect to this Section:

          (a) All signs shall contain the name of APL, APL's logo, and/or any other insignia generally used by APL and shall be of such sizes, colors and materials and in locations reasonably determined by APL subject to Landlord's reasonable approval;

            (b)   All  signs  shall  be  professionally
prepared and of good quality and condition; and

            (c)   The  signs  shall  comply  with   all
applicable governmental statues, laws, regulations and ordinances.


       Section  7.2.  At  the  expiration  or   earlier
termination  of  the Term, Landlord, at APL's  expense,
may  remove any displays of APL's name, logo  or  other
insignia  and  restore the areas  on  which  they  were
located.   At the request of APL at any time during  or
after  the Term, Landlord shall rename the Building  to
eliminate  any identification with APL.   APL's  rights
under Section 7.1 are personal to APL and to any affiliated company or successor to APL by merger, consolidation, or reorganization and to any parent, affiliate or subsidiary of APL.

     Section 7.3. Landlord shall, at Landlord's expense
(which  shall  be  an  element  of  Building  Operating
Costs), maintain a Building directory at a location reasonably acceptable to APL, and shall furnish APL with its proportionate share of such directory (based on Rentable Area contained in the Premises and the Building) but in no event less than twenty (20) lines.

       Section  7.4.  Landlord  shall  have  no   right
whatsoever to use the name, logo or other insignia of APL without the prior written consent of APL, which consent may be withheld by APL in its sole and absolute discretion. The preceding prohibition shall not apply to photographs or depictions of the Building which contain APL's signs or factual statements to the effect that APL leases the Premises.

                              ARTICLE 8
                           Insurance

      Section  8.1.    APL's Insurance      .1.   APL's
Insurance;.  APL shall maintain, throughout the Term, a
policy  or  policies of worker's compensation insurance
in  an  amount not less than the statutorily prescribed
limits  and  comprehensive general liability insurance,
naming  Landlord  as  an additional  insured,  insuring
against  all  claims in connection with  APL's  use  or
occupancy of the Premises or its activities in,  on  or
about  the Premises.  Such policy shall have a  minimum
combined  single  limit  of coverage  of  Five  Million
Dollars  ($5,000,000) for bodily  injury  and  property
damage.   The comprehensive general liability insurance
shall   specifically  include  the  liability   assumed
hereunder by APL; provided, however, that the amount of such insurance shall not be construed to limit the liability of APL hereunder. APL shall also maintain, throughout the Term, a policy or policies of fire and extended coverage insurance covering damage to the Tenant Improvements and any alterations, additions or other improvements made to the Premises by or at the direction of APL in the amount of at least eighty percent (80%) of the full replacement value. APL shall furnish Landlord, upon written demand therefor at reasonable intervals a certificate evidencing such insurance.

      Section  8.2.    Landlord's Insurance.   Landlord
shall  maintain,  throughout  the  Term,  a  policy  or
policies  of insurance covering damage to the  Premises
and  the  Building, excluding APL's personal  property,
the   Tenant   Improvements  and   any   other   tenant
improvements in the Building, in the amount of at least
eighty  percent  (80%)  of the full  replacement  value
thereof,   excluding   excavations,   foundations   and
footings,  providing  protection  against  all   perils
included  within  the  classification  of  "all   risk"
coverage.   Landlord  may, at  its  election,  maintain
rental  interruption insurance in an  amount  customary
for  similar first class office buildings, the  premium
cost  of  which shall be included in Building Operating
Costs.   All  policies  maintained  by  Landlord  shall
provide  for  deductibles  in  amounts  customary   for
similar first-class office buildings in the vicinity of
the  Building.   In addition, Landlord  shall  maintain
during   the   Term  comprehensive  general   liability
insurance,  with  a minimum combined  single  limit  of
coverage   of  not  less  than  Five  Million   Dollars
($5,000,000).    Landlord  may  maintain   such   other
insurance   in   such  amounts  (excluding   earthquake
insurance)  as  other  owners of  similar  first  class
office buildings in the San Francisco/Oakland area  are
then  maintaining provided such insurance  coverage  is
available   at  commercially  reasonable  rates.    All
liability   insurance  maintained  by  Landlord   shall
specifically include the liability assumed hereunder by
Landlord  (provided, however, that the amount  of  such
insurance shall not be construed to limit the liability
of  Landlord hereunder) and shall provide  that  it  is
primary insurance and not "excess over" or contributory
with any other valid, existing and applicable insurance
in  force  for  or  on  behalf of  APL.   The  policies
required of APL and Landlord shall not eliminate cross-
liability and shall contain a severability of  interest
clause.  Notwithstanding the foregoing, APL shall  have
the  right at any time during the Term when APL  leases
ninety  percent (90%) or more of the Rentable  Area  of
the Building upon not less than sixty (60) days advance
written  notice to Landlord to undertake  and  maintain
any  or  all  of  the  insurance policies  required  of
Landlord  hereunder.   If APL elects  to  maintain  any
policy  required of Landlord hereunder,  APL  shall  be
entitled  to reimbursement of the cost of that  portion
insurance  not  allocable to the Premises.   Landlord's
payment  of  its proportionate share of such  insurance
premiums shall be made in the same manner as payment of
Building  Operating Costs by APL.  Any installments  of
reimbursement of such insurance premiums shall be  made
in  the  same  manner as payment of Building  Operating
Costs  by  APL.   Any installments of reimbursement  of
such insurance premiums not received when due shall bear interest from the date due until paid at the Default Rate

       Section  8.3.    Miscellaneous.   All  insurance
policies to be maintained by either party hereunder shall:

          (a)  be issued by insurance companies, with a
general policyholder's rating of not less than  A  XIII
in   the  most  currently  available  Best's  Insurance
Reports and are licensed to do business in the State of California or shall be one of the recognized London, England insurance companies; and

          (b) provide that such insurance shall not be cancelled nor shall there be any material change in the scope or amount of coverage of such policy, unless thirty (30) days' prior written notice shall have been given to the other party hereunder.

       Section  8.4.    Certificates.   All  policy  or
policies of insurance to be obtained by either party or certificates thereof shall be delivered to the other party prior to or promptly upon the commencement of the Term and upon each renewal of such insurance.

      Section  8.5.   Waiver of Subrogation.   Landlord
and  APL hereby mutually waive their respective  rights
of  recovery  against each other for any  loss  of,  or
damage  to, either party or its property, to the extent
that  such  loss or damage is insured by  an  insurance
policy  required to be in effect at the  time  of  such
loss or damage or in the case of self-insurance to  the
extent  it would have been covered by such a policy  in
the absence of self insurance.  Each party shall obtain
any  special endorsements, if required by its  insurer,
whereby  the  insurer waives its rights of  subrogation
against the other party hereto.  The provisions of this
Section   8.5  shall  not,  however,  apply  in   those
instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

       Section   8.6.    Blanket  Policies  and   Self-
Insurance.   Notwithstanding anything to  the  contrary
contained  in this Article 8, a party's obligations  to
carry  the  insurance provided herein  may  be  brought
within  the coverage of a so-called blanket  policy  or
policies  of  insurance carried and maintained  by  the
party; provided, however, that the other party shall be
named  as  an  additional  insured  thereunder  as  its
interest may appear and that the coverage afforded  the
other party will not be reduced or diminished by reason
of   such   blanket  policy  of  insurance   (with   an
endorsement  to  that  effect provided  to  such  other
party), and provided further that the requirements  set
forth herein are otherwise satisfied.  APL may elect to
self-insure  with  respect  to  any  of  its  insurance
obligations hereunder and Landlord may elect  to  self-
insure  any  of  its  liability  insurance  obligations
hereunder; provided, however, that such right to  self-
insure  shall  have  no limits so  long  as  the  self-
insuring  party maintains a net worth of  Five  Hundred
Million  Dollars  ($500,000,000.00)  as  determined  in
accordance    with   generally   accepted    accounting
principles.   If either party's net worth  falls  below
Five  Hundred  Million  Dollars ($500,000,000.00)  then
such party's self insurance limit, when aggregated with
all other self-insurance obligations then undertaken by
such party, shall be five percent (5%) of its then  net
worth.   The self insuring party shall give  the  other
party not less than thirty (30) days notice of its election to self insure.

                           ARTICLE 9
                        Indemnification

      Section  9.1.    APL   APL  shall  hold  Landlord
harmless   from,  and  indemnify  and  defend  Landlord
against, any and all claims or liability for any injury
or   damage   to  any  person  or  property  whatsoever
occurring  in, on or about the Premises, the  Building,
or  the Common Areas, to the extent that such injury or
damage   is   caused  by  the  negligence  or   willful
misconduct of APL, its agents, employees or licensees.

      Section  9.2.   Landlord Landlord shall hold  APL
harmless from, and indemnify and defend APL against, any and all claims or liability for any injury or damage to any person or property whatsoever occurring in, on or about the Premises, the Building or the Common Areas, to the extent that such injury or damage is caused by the negligence or willful misconduct of Landlord, its agents, employees or invitees.

      Section  9.3.    Mechanics' Liens     Each  party
shall indemnify, defend and hold the other party harmless from and against any liens or encumbrances affecting the APL Parcel, Building or Premises arising out of any work performed or materials furnished by or for the indemnifying party

                           ARTICLE 10
                     Utilities and Services

      Section  10.1.   Basic  Utilities  and  Services.
Landlord  shall  furnish to the Premises  during  APL's
hours  of  operation  all  utilities,  maintenance  and
similar  services  then customarily supplied  to  major
anchor tenants of other first class office buildings in
amounts   sufficient  for  the  comfortable   use   and
occupancy of the Premises, as reasonably determined  by
APL,    including,   without   limitation:   (a)Ewater,
electricity,   and   heating,   ventilating   and   air
conditioning;   (b)  high  quality   lighting   levels,
including  fluorescent  tube  replacement  and  ballast
repair;  (c)Etrash  collection  service;  (d)  elevator
service    satisfying    the    elevator    performance
specifications  attached  hereto  as  Exhibit  "E"  and
incorporated  herein  by  reference;  and  (e)   window
washing.   Heating,  ventilating and  air  conditioning
shall  be  provided to the Premises on Mondays  through
Fridays  between  7:00 a.m. and 6:00  p.m.  in  amounts
sufficient for the comfortable use and occupancy of the
Premises,  as  reasonably determined by APL.   Hot  and
cold water shall be provided twenty-four (24) hours per
day  in  all  lavatories and through all  fixtures  and
pipes  within  the Premises.  With APL's prior  written
consent,  which consent may be withheld by APL  in  its
sole  discretion, Landlord may provide only tepid water
in  the lavatories.  Landlord shall provide repair  and
maintenance of all Common Areas to a standard and in  a
manner  consistent with the maintenance and  repair  of
Common  Areas  of other comparable first  class  office
buildings.    Landlord  shall  promptly   replace,   as
necessary,   all   Building   Standard   light   bulbs,
florescent   tubes  and  ballasts  in   the   Premises.
Elevator  service  shall be supplied on  a  twenty-four
(24)  hour per day basis.  If utilities or services  in
excess  of those specified above are requested by  APL,
in writing, APL shall reimburse Landlord for the actual
direct  costs  of  providing such  additional  services
within  thirty  (30) days of receipt  for  any  invoice
therefor.   Reimbursement not timely  made  shall  bear
interest at the Default Rate from the date due until paid.

       Section  10.2.   Electricity.   Landlord   shall
operate and maintain in good and operable condition the
electrical  systems  servicing  the  Premises   as   of
commencement  of  the term of this Lease,  which  shall
have  a capacity of 3 watts per square foot of Rentable
Area  for  lighting and 2.5 watts per  square  foot  of
Rentable Area for standard electrical.  APL may use any
and all equipment, machinery or devices in the Premises
which it desires provided such use does not exceed  the
capacity of the feeders, conductors, risers and  wiring
and other components of the electrical system in or  to
the  Premises  existing  in  the  Premises  as  of  the
commencement date of this Lease (provided that Landlord
has  maintained  such  system in a  good  and  operable
condition).   If  APL's electrical requirements  exceed
the  capacity  of  the  existing  feeders,  conductors,
risers,  wiring and other components of the  electrical
system   and   provided  that  Landlord  has   properly
maintained  the  electrical  systems  existing  in  the
Premises  as  of the commencement date of  this  Lease,
then  APL  shall have the right, at APL's  expense,  to
require  Landlord  to  increase  the  capacity  of  the
subject  feeders, conductors, risers, wiring and  other
components   of  the  electrical  system   so   as   to
accommodate the increased electrical requirements of APL.

       Section  10.3.   Interruption.   Rent  shall  be
equitably   abated,  if  Landlord,   for   any   reason
whatsoever  (including  Force Majeure),  is  unable  to
supply  any  of  the  Building's sanitary,  electrical,
heating,  air-conditioning,  water  or  other   systems
serving  the Premises for a period in excess of twenty-
four   (24)  hours,  unless  the  damage  or  defective
condition relating to such systems is solely caused  by
the  negligence  or  willful  misconduct  of  APL,  its
employees, licensees or invitees.  Such abatement shall
reflect   the   extent  to  which  such  unavailability
materially disrupts APL's normal business operations on the Premises. Abatement of Rent shall be determined on a floor by floor basis if the disruption affects less than the entire Premises. In the event of any stoppage or interruption of services, Landlord shall use all deliberate speed in restoring such services as soon as possible; APL, however, shall have the right, at its option, to terminate this Lease if any such stoppage or interruption of such services affects more than twenty-five percent (25%) of the Rentable Area of the Premises and continues for any reason (including Force Majeure) for more than seventy-five (75) consecutive days and materially disrupts, as reasonably determined by APL, APL's normal business operations in the Premises.

      Section  10.4.   Janitorial  Services.   Landlord
shall  provide the Premises and the Common  Areas  with
janitorial  services in accordance with the  janitorial
services   attached   hereto   as   Exhibit   "F"   and
incorporated herein by reference. Landlord shall cause all exterior windows of the Building to be cleaned not less often than once during every calendar quarter during the Term.

       Section  10.5..   Landlord  shall  provide   the
security   services  more  particularly  described   on
Exhibit "G" attached hereto and incorporated herein  by
reference,  which security services shall be  increased
and  modified  from time to time so that  the  security
services  in effect in the Building at any  time  shall
not  be less than those then maintained by other first-
class  office  buildings in Oakland,  California.   APL
shall have the right, at its cost, to establish its own procedures in the lobby area of the Building and on any floor occupied by APL in order to maintain and protect the internal security of the Premises in accordance with APL's needs. At its election, APL may require that Landlord provide such additional security at APL's sole cost and expense. Further, APL shall have the right, in its sole discretion, to install additional security devices for the Premises, including, without limitation, 24-hour monitored heat and smoke sensors throughout the Premises, a "group alert" system capable of notifying APL's personnel of any emergencies, and a security monitoring system on all stairwell doors. APL shall be responsible, at its own cost and expense, for all security personnel needed to operate its additional security devices.

                           ARTICLE 11
         Alterations and Build Out of Expansion Spaces

      Section  11.1.  Alterations and Expansion  Space.
APL  shall  not make any alterations to the  structural
portions  of the Building or to mechanical  or  utility
systems without Landlord's consent, which consent shall
not  be unreasonably withheld or delayed.  APL may make
alterations to the Premises (including Expansion Space)
not  affecting  structural portions  or  mechanical  or
utility  systems  of  the Building  without  Landlord's
consent,  if  the  cost  of such alterations  does  not
exceed   Fifty  Thousand  Dollars  ($50,000.00).   Such
Alterations,  the cost of which exceeds Fifty  Thousand
Dollars  ($50,000.00), shall be subject  to  Landlord's
consent,   which  consent  shall  not  be  unreasonably
withheld   or  delayed.   APL  shall  not  permit   any
mechanics'  or  materialmen's liens or other  liens  to
stand  against the Premises, the Building  or  the  APL
Parcel  for  any  labor or material  furnished  APL  in
connection with work of any character performed on  the
Premises  by  or at the direction of APL; and  Landlord
shall  not  permit any such liens for work or  material
furnished   by  Landlord  to  be  placed  against   the
Premises, the Building or the APL Parcel.  Either party
shall  have the right to remove any lien by posting  of
the  applicable  statutorily  prescribed  lien  release
bond.   Liens must be bonded after request by the other
party,  within ninety (90) days of recordation  of  the
lien,  unless  bonding  is required  within  a  shorter
period  in  order  to  facilitate the  closing  of  any
pending financing transaction.  Landlord and APL  shall
each  have the right to contest the validity or  amount
of  any such lien, but upon the final determination  of
such   contest  shall  immediately  pay  any   judgment
rendered with all proper costs and charges and shall have the lien released at the contestant's own expense.
Before the commencement of any substantial repairs, alterations, additions, replacements or restorations in and about the Premises (including the Expansion Space) by or at the direction of APL, APL shall give to Landlord notice thereof, specifying the nature and location of the intended work and the expected date of commencement thereof.

      Section  11.2.   Landlord Repair or  Alterations.
With  respect  to any permitted repairs or  alterations
made  by  Landlord within the Premises, Landlord  shall
not   install  pipes,  ducts  or  conduits  except   in
concealed  areas, including concealed areas  above  the
finished ceiling line, and the installation of the same
shall  not  in  any  way alter or affect  the  size  or
character  of the Premises or APL's ability to  utilize
the  same  for  the conduct of its business.   Landlord
shall have the right to make such changes to the Building as may be necessary or desirable for the efficient operation of the Building, provided, however that (except as elsewhere provided) Landlord shall make no changes of any kind to the Building without the prior written consent of APL (which consent shall not be unreasonably withheld or delayed), if such changes are of such a nature that they would have required the consent of APL pursuant to the construction by landlord of the Tenant Improvements had they been made during the initial buildout of the Premises pursuant to the Original Lease or if the changes would alter the character of the Building, affect the usability of the Premises, diminish the quantity or quality of the services provided by Landlord under this Lease, or affect the functional utilization of the Building or the ingress or egress thereto. Notwithstanding the foregoing, Landlord shall be permitted to make changes to the Building that are required by law or by direction of governmental authority and that are not attributable to actions or activities which Landlord could avoid; provided, however, that the Rent shall be abated to the extent such changes interfere with APL's normal use of the Premises and provided that changes to the Premises to comply with legal requirements may only be made if the legal requirements cannot be satisfied by undertaking repairs or alterations elsewhere in the Building.

       Section  11.3.   Removal  of  Alterations.   All
alterations, additions and improvements made by APL at any time to the Premises shall be and remain the property of APL during the Term. APL may at any time during the Term or upon the termination of this Lease, remove any alterations and any of APL's moveable furniture, business machines, kitchen equipment and appliances, equipment and trade fixtures purchased or installed at APL's expense, provided that APL shall repair all damage to the Building and the Premises caused by such removal.

                           ARTICLE 12
                    Repairs and Maintenance

      Section 12.1.  Landlord Repair.  Subject  to  the
provisions of Articles 14 and 15, except to the  extent
such  repair is required as a result of the  negligence
or  willful  misconduct of APL, its employees,  agents,
and  officers, Landlord, at its sole cost and  expense,
shall  maintain  in  good  condition  and  repair,  and
consistent  with  the operation of the  Building  as  a
first  class  office  building, the  Building  and  the
Common   Areas,  including,  without  limitation,   the
plumbing, electrical, HVAC and other utility facilities
serving the Building and the Premises; as well  as  the
structural  parts  of the Building, including,  without
limitation,  footings  and  foundations,  bearing   and
exterior  walls, subflooring and roof; and the elevator
and  fire sprinkler systems which are a part of  and/or
service  the  Building,  the Common  Areas  and/or  the
Premises.   If  Landlord fails to perform  any  of  its
maintenance  or repair obligations hereunder  and  such
failure  continues  for a period of  twenty  (20)  days
after notice from APL, then APL shall have the right to
undertake such repair or maintenance and Landlord shall
reimburse APL for such sums incurred by APL within  ten
(10) days after receipt of invoice therefor.  Sums  not
timely  paid by Landlord shall accrue interest  at  the
Default   Rate   from   the  date   due   until   paid.
Notwithstanding   the   foregoing,   if   the   subject
maintenance  or repair item cannot be completed  within
twenty  (20)  days,  then  Landlord  shall  have   such
additional time as may be reasonably necessary provided
Landlord commences such maintenance or repair within such twenty (20) day period and thereafter diligently prosecutes such maintenance and repair to completion.
Except as provided above, APL expressly waives the benefits of any statute now or hereafter in effect which would afford APL the right to make repairs at Landlord's expense because of Landlord's failure to keep the Premises in good order, condition and repair.

       Section  12.2.   Tenant  Repair.   APL,  at  its
expense,  shall  make all interior, non-structural  and
non-mechanical   system   repairs   to   the   Premises
(including  Expansion  Space and  any  Available  Space
added  to the Premises pursuant to SectionE4.3  or  4.5
above)   which  are  not  the  obligation  of  Landlord
hereunder and which become necessary during the Term to keep the Premises in substantially as good condition as on the Commencement Date, reasonable wear and tear, acts or omissions of Landlord or of Landlord's agents or employees and damage by fire or other casualty excepted.
                           ARTICLE 13
                           Operation

      Section 13.1.  Operation.  Landlord shall use due
diligence to operate the Building and the Common Areas in as economically reasonable a manner as commercially practicable, consistent with the manner in which other comparable first-class office buildings are operated.
Subject to the foregoing, Landlord shall use due diligence to operate the Building at a cost not disproportionately high when compared to the cost of operating comparable first-class office buildings.

                           ARTICLE 14
                     Damage and Destruction

       Section   14.1.   Reconstruction   by   Landlord
Subject to the provisions of this Article 14, if during
the  Term  the Premises or the portions of  the  Common
Areas  providing direct vehicular or pedestrian  access
to the Premises are totally or partially destroyed from
any  casualty,  Landlord  shall  promptly  restore  the
Premises  and/or such portions of the Common  Areas  to
substantially  the  same  condition  as  they  were  in
immediately  before  destruction; provided,  Landlord's
obligations    shall   not   exceed   the    landlord's
construction  obligations required to be  completed  by
the  commencement  of the term of  the  Original  Lease
(excluding  the  Tenant Improvements),  and  APL  shall
restore  the  balance  of  the Premises  including  the
Tenant  Improvements and fixtures to substantially  the
same  condition  as  they were  in  immediately  before
destruction.  APL shall have the right, at its cost, to
install  tenant improvements of a style, utility,  type
and  construction  different from the  original  Tenant
Improvements   provided  APL  constructs  improvements,
fixtures and equipment consistent with a Permitted Use.
Such  destruction shall not terminate this  Lease.   If
the  existing  laws do not permit the  Premises  to  be
restored  to substantially the same condition  as  they
were   in   immediately  before  destruction   and   if
restoration  as  permitted by law will  result  in  APL
having  materially less Rentable Area than  existed  in
the Premises prior to the destruction or will result in
a  material reduction in the amount of expansion  space
available  to APL or will result in a material  adverse
effect  on  the  conduct  of  APL's  business  in   the
Premises, as reasonably determined by APL, then either party may terminate this Lease by giving notice to the other party.

      Section  14.2.   Substantial Destruction   .   If
there is destruction to the Building in excess of fifty
percent (50%) of its then replacement value (regardless
of  whether  the  Premises are destroyed)  and  if  the
Building cannot be substantially restored within twelve
(12)  months  of  the  date of  damage  or  destruction
Landlord or APL shall have the right to terminate  this
Lease  by  giving  notice to  the  other  party.   Such
election must be made within a reasonable time after the destruction occurs.

      Section  14.3.  Destruction During Last  Part  of
Term.  If any destruction of the Premises occurs during
the  last twelve (12) months of the Term regardless  of
the  nature  and  extent  of  the  destruction,  either
Landlord  or  APL  may  elect to terminate  this  Lease
within   a   reasonable  time   thereafter.    If   any
destruction occurs to the Premises during the last twelve (12) months of the then current Term and APL waives its right to exercise any further unexercised extension terms, then either Landlord or APL may elect to terminate this Lease within a reasonable time thereafter.

      Section 14.4.  Abatement or Reduction of Rent  In
case of a partial or total destruction of the Premises,
there   shall   be  an  abatement  or   reduction   (as
applicable)  of  all  monetary  obligations   hereunder
including, without limitation, Rent between the date of
destruction  and the date upon which APL  Substantially
Completes  reconstruction of the  tenant  improvements,
fixtures, equipment and furnishings in the Premises and
recommences  the  conduct  of  its  business   therein.
Promptly   following  Landlord's  completion   of   its
restoration  obligations,  Landlord  shall  tender  the
premises  to  APL in a condition ready for commencement
of   APL's  work.   Thereafter,  APL  shall  diligently
prosecute  its  restoration work to  completion.   Such
abatement shall be based on the extent to which the destruction interferes with APL's enjoyment and use of the Premises.

      Section  14.5.   Inapplicability  of  Civil  Code
Sections.   The  provisions of  California  Civil  Code
Sections   1932(2)  and  1933(4),  and  any   successor
statutes,   are  inapplicable  with  respect   to   any
destruction of the Premises, such sections providing that a lease terminates upon the destruction of the Premises unless otherwise agreed between the parties to the contrary.

      Section  14.6.   APL's Right to  Terminate  Lease
APL's Right to Terminate Lease;.  As soon as reasonably
practicable after any such damage or destruction to the
Premises or the Building, Landlord shall inform APL  of
Landlord's  reasonable and bona fide  estimate  of  the
period  of  time it will take Landlord to  perform  its
restoration  obligations  as  herein  provided,   which
estimate  shall be based upon estimates  obtained  from
Landlord's  contractors  and  architect.   If  Landlord
reasonably  estimates  that the period  of  restoration
will  exceed  two hundred seventy (270) days  from  the
date  of the damage or destruction, APL shall have  the
right, exercisable within sixty (60) days after receipt
of  Landlord's estimate, within which to terminate this
Lease   and  if  Tenant  does  not  so  exercise   such
termination  right,  Tenant shall  be  deemed  for  the
purposes  of  this  Section 14.6 to have  accepted  the
estimated  redelivery  dated  specified  in  Landlord's
notice.   If  APL  elects to terminate  this  Lease  as
herein provided, the effective date of such termination
shall be no earlier than sixty (60) days following  the
date  APL  elects  to  terminate, in  which  event  the
parties  shall be relieved of all obligations accruing-
under  this Lease from and after the effective date  of
termination.   If APL does not elect to terminate  this
Lease within such sixty (60) day period, then this Lease shall remain in full force and effect and Landlord shall restore the Premises and Building as provided in this Article except that APL shall pay Rent and APL's Share of Building Operating Costs and Real
Property Taxes based on the proportionate share of space in the Building which remains occupied by APL.
If Landlord fails to Substantially Complete (as such term was defined in Section 2.5 of the Original Lease) the restoration of the Premises and tender the restored
Premises to APL within three hundred (300) days after the date of the damage or destruction, then APL may terminate this Lease by written notice to Landlord
(unless APL has agreed to an estimated redelivery date which is more than three hundred (300) days from the date of the damage or destruction, in which event APL may terminate this Lease by written notice to Landlord only if Landlord fails to Substantially Complete the restoration of the Premises and tender the restored
Premises  to  APL  by  the agreed estimated  redelivery
date). The effective date of such termination shall be no earlier than sixty (60) days after APL elects to terminate

     Section 14.7.  Insurance Proceeds;.  If this Lease
is terminated pursuant to Article 14, Landlord shall be
entitled  to  that  portion of the  proceeds,  if  any,
actually received by APL from casualty insurance  equal
to the unamortized cost of the Tenant Improvements paid
by  Landlord.   In such event APL shall use  reasonable
efforts  to collect the insurance proceeds to which  it
is   entitled  under  the  subject  casualty  insurance
policy.  Such sum shall be paid out of the payment made
by  APL's insurer for the Tenant Improvements and shall
be  paid to Landlord within thirty (30) days of receipt
by  APL.   Sums not timely paid shall bear interest  at
the Default Rate from the date due until paid.

                           ARTICLE 15
                          Condemnation

      Section  15.1.   Definitions.  "Condemnation"  or
"Taking"  means  (a) the exercise of  any  governmental
power, whether by legal proceedings or otherwise, by  a
condemnor,  or  (b)  a voluntary sale  or  transfer  by
Landlord  to  any  condemnor, either  under  threat  of
condemnation    or   while   legal   proceedings    for
condemnation are pending.

      "Date of taking" means the date the condemnor has
the   right   to  possession  of  the  property   being
condemned.

     "Award" means all compensation, sums, and anything of value awarded, paid or received on a total or partial condemnation excluding the award to APL for goodwill and relocation costs.

      "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of eminent domain.

      Section  15.2.  Effect on Lease.  If there  is  a
taking of all the Premises, or part of the balance of the Building (other than the Premises) such that a material portion of the expansion space is eliminated, or part of the Common Area that materially prevents direct pedestrian access to the Premises, or part of the Premises so that the remaining part of the Premises is rendered unsuitable for APL's continued use of the Premises for the purpose of conducting APL's business thereon, as reasonably determined by APL, APL shall have the right to terminate this Lease effective as of the date of the taking. The election to terminate this Lease as provided herein shall be exercised, if at all, within one hundred twenty (120) days after the nature and extent of the taking is determined.

      Section  15.3.  Award          APL  and  Landlord
shall cooperate in the condemnation proceeding so as to
maximize the Award.  APL shall be entitled to recover a
separate   amount  for  its  goodwill  and   relocation
expenses.   After determination of the  amount  of  the
Award, APL and Landlord shall meet and attempt to determine:

          (a)  The value of the Award assuming that (i)
the   Building  occupancy  rate  is  its  then   actual
percentage, including the Premises, (ii) all other rents paid in the Building are then actual effective rates and (iii) the Premises are leased at then current fair rental value, not the actual rents paid by APL under this Lease. Such value shall be referred to as the "Adjusted Award".

          (b) The value of APL's leasehold interest in the Building or that portion thereof if less than all is taken, taking into consideration the actual terms of this Lease (such value is referred to as the "APL
Leasehold Value").

If  APL  and Landlord are unable to agree within thirty
(30) days after determination of the amount of the Award, then the matter shall be resolved by arbitration using the mechanism more particularly described in
Section 4.4 except that the arbitrators who shall decide the issue shall be qualified MAI real estate appraisers with at least ten (10) years full-time commercial appraisal experience. Once the Leasehold
Value and the Adjusted Award are determined, the amount of the award payable to APL shall be computed as follows:

     APL  Leasehold Value x Award = Amount  payable  to
     APL.
       Adjusted Award

For example, assuming a full taking of the APL Parcel, the computations might be:

     $30 M x $130 M = $26 M
     $150 M

      The balance of the Award shall be retained by Landlord, subject to the possible interests of third parties.

      The Award shall be retained by the condemning authority until APL's and Landlord's respective rights to the Award have been determined at which point the Award shall be distributed by the condemning authority to the parties as herein provided.

      Section  15.4.   Waiver.  Each party  waives  the
provisions  of  California  Code  of  Civil   Procedure
Section  1265.130, and any successor statute,  allowing
either   party  to  petition  the  Superior  Court   to
terminate this Lease in the event of condemnation.

      Section  15.5.  Restoration of the Premises.   If
APL  does not terminate this Lease as provided in  this
Article  15,  Landlord shall, at its cost and  expense,
promptly  make all necessary repairs or alterations  to
the  Premises  so that the portion of the Premises  not
taken  shall be placed in a condition as close  to  the
original  condition of the Premises immediately  before
the   taking   as  is  possible;  provided,  Landlord's
obligations shall not exceed Landlord's construction obligations at the commencement of the Term, and APL shall restore the balance of the Premises, including the Tenant Improvements and fixtures to substantially the same condition as they were in immediately before the taking.

      Section  15.6.  Rescission of APL's  Election  to
Terminate  Lease.  If between the period commencing  on
the  date  APL elects to terminate this Lease  and  the
effective   date   of  termination   any   condemnation
proceeding which gave rise to the termination shall  be
abandoned, then APL shall have the election to  rescind
its previous election to terminate this Lease by giving
notice  thereof  to Landlord within  thirty  (30)  days
following  the  date  Landlord notifies  APL  that  the
condemnation proceedings have been abandoned.   If  APL
does not elect to rescind its previous election to terminate this Lease within such thirty (30) day period, this Lease shall terminate in accordance with the terms of APL's election to terminate this Lease

       Section  15.7.   Reduction  of  Rent.   Anything
contained   in  this  Article  15.7  to  the   contrary
notwithstanding, nothing shall be construed  to  impose
upon  APL  the  obligation to pay  any  Rent  or  other
monetary obligations beyond the date of taking  in  the
event  of  a total taking of the Premises,  or  in  the
event  of a partial taking, the difference between  the
Rent  set  forth  in this Lease and  the  new  Rent  as
computed pursuant hereto.  Rent shall be prorated as of
the  earlier  of the date of taking, or  the  date  APL
specifies  in  its  notice  of  election  to  terminate
provided that APL surrenders possession of the Premises
on  or  before such date set forth in APL's  notice  to
terminate, otherwise, on such later date on  which  APL
surrenders  possession  of the Premises,  and  Landlord
agrees  to refund to APL any rent paid in advance.   If
there is a partial taking of the Premises and this Lease remains in effect as to the remaining portion of the Premises, Rent shall be reduced as of the date of taking in the proportion which the total number of square feet of Rentable Area remaining in the Premises bears to the total number of square feet of Rentable
Area in the Premises immediately before the date of taking.

 . If APL elects to terminate this Lease when a portion of the Premises is taken by condemnation, APL shall have the right, until such time as it can relocate to new premises, to holdover for up to one (1) year, in that portion of the Premises not taken, after the date specified in APL's notice of election to terminate, on a month-to-month basis at the same Rent on a pro rata basis, and under the same terms, covenants, conditions, and agreements contained in this Lease. If APL elects to exercise its right to holdover pursuant to the terms of this Section 15.8, APL shall, if not prevented by the condemnor, give Landlord three (3) months notice of the date it intends to terminate such holdover tenancy, and Landlord shall not terminate such holdover tenancy prior to the expiration of the one (1) year period unless APL is in default of this Lease.

      Section 15.9.  Separate Representation.  Landlord
and APL shall be entitled to separate representation in any condemnation proceedings involving the Premises.

      Section 15.10. Temporary Taking.  If all  of  the
Premises  shall be condemned or taken for  governmental
occupancy for a period more than seventy-five (75) days
and  less  than  the  balance of  the  Term  (including
unexercised  extension  rights)  APL  may  either   (a)
terminate  this Lease as of the date of the  taking  or
(b) elect not to terminate this Lease in which event any award for such temporary taking shall be paid to Landlord and APL's Annual Base Rent and all other obligations with regard to the subject space shall abate until ninety (90) days after expiration of the temporary taking.

                           ARTICLE 16
                       Entry by Landlord

      Landlord  and  its agents shall have  the  right,
during normal business hours, upon reasonable notice to
APL, to enter upon the Premises, so long as it does not
unreasonably interfere with the business activities  of
APL  on  the  Premises, for the purpose of  inspection,
serving  or  posting notices, showing the  Premises  to
prospective  lenders, purchasers or  tenants  (provided
the  Premises may only be shown to prospective  tenants
during  the  last  twelve (12)  months  of  the  Term),
maintaining  the Premises or making necessary  repairs,
to  any  portion of the Premises to the extent required
or  permitted  under  this Lease.  Notwithstanding  the
foregoing, the right to enter upon the Premises or  any
portion thereof pursuant to any provision of this Lease
(other  than  in  an  emergency  as  to  which  it   is
impossible  to  give  prior notice  to  APL)  shall  be
limited,  in the case of such portions of the  Premises
as APL shall designate as security areas, to entry with
a  duly  authorized representative of APL, after having
first given APL reasonable advance notice of the reason
for  and time of such entry.  Landlord shall indemnify,
defend and hold APL harmless from and against any loss,
liability or claim in any way resulting from Landlord's
entry  into  the Premises to the extent caused  by  the
acts  or  omissions of Landlord, its agents, employees,
officers  or  contractors.   Landlord  shall  use   due
diligence and all commercially practical efforts to cause all work performed on the Premises to be done as promptly as reasonably possible and so as to cause as little interference to APL's use of the Premises as possible.
                           ARTICLE 17

                   Assignment and Subletting

     Section 17.1. Subject to compliance with Permitted
Uses hereunder, APL shall have the right to sublet all or any portion of the Premises without Landlord's consent.

      Section 17.2. If APL desires to assign all or any
part  of its interest under the Lease to a third  party
the  provisions of this section shall apply.   Landlord
shall  have the option, to be exercised irrevocably  by
giving  notice  to APL within thirty  (30)  days  after
receipt  of  APL's  notice  of  intent  to  assign,  to
recapture  the portion of the Premises which  is  being
assigned and to terminate this Lease as to such portion
of  the Premises on the effective date stated in  APL's
notice  of  intent to assign.  In the event of  such  a
termination  all  Rent  and other monetary  obligations
hereunder  shall be prorated to the date of termination
based  upon the number of square feet of Rentable  Area
recaptured and all liabilities of either party accruing
after  the  date  of termination with  respect  to  the
recaptured  space  shall  be  extinguished.   Upon  any
partial  assignment, the assignee shall only  have  the
right to exercise the next two (2) accruing options  to
extend and such assignee shall have no expansion rights
or  right of first refusal rights hereunder.  APL shall
be  permitted to assign or sublet the Premises, or  any
part   thereof,   to  any  of  APL's  subsidiaries   or
affiliated  companies,  or to any  corporate  successor
(upon  merger,  consolidation or  reorganization)  (the
"Permitted  Assignees"), without  the  need  to  obtain
Landlord's  consent.   Upon  any  assignment  with  the
consent of Landlord (or, if the consent of Landlord  is
not necessary for an assignment, upon such assignment),
if  the  net worth of the assignee is greater than  One
Hundred    Seventy   Five   Million    Dollars    (U.S.
$175,000,000.00)  (the "Minimum Net  Worth")  then  APL
shall  be relieved of its obligations under this  Lease
to  the  extent of the interest assigned.  The  Minimum
Net  Worth shall be increased on January 1 of each year
commencing on January 1, 1992 by the same percentage as
any  increase in the Consumer Price Index for All Urban
Consumers  (CPI-U)  for  the San  Francisco/Oakland/San
Jose,  California Area ALL ITEMS (1982-84 equals  100),
as  published by the United States Department of Labor,
Bureau of Labor Statistics (the "Index").  For purposes
of  application of the formula, the Index for  January,
1991  shall be compared to the Index for the  month  of
January  of  the year of adjustment.  For  purposes  of
this  Article,  "affiliated  company"  shall  mean  any
parent  of APL or any entity under common control  with
APL,  or  any  joint venture, partnership,  corporation
(foreign or domestic), or other entity of which APL  or
a subsidiary of APL or any corporation controlled by or
under  common  control with APL  owns  at  least  fifty
percent (50%) of the net assets or fifty percent  (50%)
of the voting stock or other equity interest.

      Section 17.3. The provisions of this Section 17.3
shall  never  apply  to Permitted Assignees.   One-half
(1/2)  of any sums or the monetary equivalent of  other
economic  consideration received  by  APL  directly  or
indirectly  in connection with any sublease under  this
Section  17.3 which exceed, in the aggregate:  (a)  the
total  sums  which  APL is obligated  to  pay  Landlord
hereunder (prorated in the case of a sublease  of  less
than   all  of  the  Premises  to  reflect  obligations
allocable to the portion of the Premises sublet)  plus,
(b) the cost, amortized over the period of the sublease
of  any additional tenant improvements paid for by  APL
and not reimbursed by the sublessee shall be payable to
Landlord  as  additional Rent under  this  Lease.   APL
shall  also  be entitled to deduct from  the  sums  due
Landlord under Section 17.3 one-half (1/2) of all other costs and expenses incurred by APL in connection with such subletting, including, without limitation, "free rent", rental concessions, attorneys' fees and brokers' fees. APL shall also be entitled to recapture all Rent and other charges paid hereunder with respect to the subleased space which was actually incurred by APL during periods when the subject subletting space was vacant and being offered for sublease.

                         ARTICLE 18
                     Partial Subordination

     This Lease may, at the option of Landlord, be made
subordinate  to  any  deed of trust  now  or  hereafter
placed upon or affecting the Premises, Building, Common
Area or APL Parcel or to any ground lease or underlying
lease  which  now  or hereafter may exist  and  to  all
advances  made or to be made upon the security thereof,
renewals,  modifications, replacements  and  extensions
thereof,   provided  that  as  a  condition   of   such
subordination:

            (a)   such  deed  of  trust  or  ground  or
underlying   lease  shall  contain  a  covenant   which
provides,  so long as the security of the mortgagee  or
beneficiary is not impaired, that the proceeds  of  all
insurance  policies  maintained  by  or  on  behalf  of
Landlord  and covering the Building, the Common  Areas,
the  Premises and/or the improvements, equipment and/or
appurtenances  constituting  the  Premises,   and   all
proceeds of any condemnation, whether any such proceeds are to be held by Landlord or the beneficiary, shall be paid and/or made available for repair, replacement or rebuilding as provided in this Lease;

           (b)  a separate written agreement is entered
into by the trustee and beneficiary named in any such deed of trust or the lessor under the ground or underlying lease, and is recorded simultaneously with such deed of trust or ground or underlying lease providing that notwithstanding any default under the deed of trust or ground or underlying lease or any foreclosure or termination thereof, or the enforcement by the holder thereof or lessor of any rights or remedies, including sale thereunder, or otherwise, APL shall not be joined in or made a party to such foreclosure or termination proceedings and this Lease shall be recognized and remain in full force and effect, and APL shall be permitted to remain in quiet and peaceful possession of the Premises throughout the Term in accordance with the provisions of this Lease, as long as APL is not in default under this Lease or, if APL is in default, as long as APL's time to cure such default has not expired.

      APL  shall, within thirty (30) days of Landlord's
written  request, execute and deliver such  instruments
as   may  be  reasonably  necessary  or  convenient  to
evidence   such  subordination.   Such  instrument   or
agreement  may provide, (i) that APL pay rent  to  such
beneficiary or lessor from the date of such attornment,
(ii).  that  such beneficiary or lessor  shall  not  be
responsible  to  APL  under  this  Lease   except   for
obligations  accruing subsequent to the  date  of  such
attornment,  and  (iii)  that  APL,  in  the  event  of
foreclosure  or a deed in lieu thereof or a termination
of  the  ground or underlying lease, will enter into  a
new  lease with the beneficiary, lessor or other person
having  or  acquiring  title  on  the  same  terms  and
conditions  as  this Lease and for the balance  of  the
Term.   If  any  beneficiary, trustee or ground  lessor
elects to have this Lease prior to the lien of such beneficiary's, trustee's or ground lessor's deed of trust or ground lease, and gives notice of such election to APL, this Lease shall be deemed prior to the lien of such deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of such deed of trust or ground lease, or the date of the recording thereof. Any such instrument or instruments shall provide that APL shall have the right to enforce the terms thereof.
                           ARTICLE 19
                            Default

      Section 19.1.  Events of Default.  If any of  the
following  shall  occur, it shall be deemed  to  be  in
default  under this Lease: (a) if APL fails to pay  any
installment of Annual Base Rent or other sum  when  and
as  the  same becomes due and payable and such  failure
continues for more than ten (10) days after receipt  of
written notice thereof from Landlord; (b) if APL  fails
to  pay any other monetary obligations when and as  the
same  become due and payable and such failure continues
for more than thirty (30) days after receipt of written
notice  thereof  from Landlord; (c) if  APL  materially
fails  to perform any of the other obligations required
to  be  performed  by  APL under this  Lease  and  such
failure continues for more than thirty (30) days  after
receipt   of  written  notice  thereof  from  Landlord;
provided,  however, that if any such obligation  cannot
reasonably  be  performed within such thirty  (30)  day
period,  APL  shall  have such additional  time  as  is
reasonably   necessary  to  perform  such   obligation,
provided APL timely commences the cure of such  default
and  thereafter  diligently  prosecutes  such  cure  to
completion;  or  (d) if APL makes a general  assignment
for  the  benefit of creditors, admits in  writing  its
inability to pay its debts as they become due, files  a
petition  in  bankruptcy, is adjudicated  bankrupt,  or
files    a   petition   seeking   any   reorganization,
arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, if, with respect to any involuntary filing, the same is not discharged within ninety (90) days.

      Section  19.2.   Landlord's  Remedies.   Landlord
shall  have  the following remedies if  APL  commits  a
default.   These remedies are not exclusive;  they  are
cumulative in addition to all other remedies now or later available at law or in equity

           (a)  Landlord shall have the right upon  ten
(10) days notice (during which time APL may cure the default) to terminate this Lease and all rights of APL hereunder by giving written notice to APL of such election by Landlord. On termination, Landlord may recover the following from APL:

                (i)  the worth at the time of the award
of any unpaid Rent which had been earned at the time of termination;

                (ii) the worth at the time of the award
of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that APL proves could have been reasonably avoided;

                (iii)     the worth at the time of  the
award of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of such Rent loss that APL proves could have been reasonably avoided;

                (iv)  any  other  amount  necessary  to
compensate   Landlord  for  the  detriment  proximately
caused by APL's default or which in the ordinary course of things would be likely to result therefrom; and

                (v)  at Landlord's election, such other
amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable
California law.

      As  used in subparagraphs (i) and (ii) above, the
"worth  at  the  time  of  the award"  is  computed  by
allowing  interest at the Default  Rate.   As  used  in
subparagraph (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San
Francisco  at  the time of the award plus  one  percent
(1%).

          (b) Landlord may continue this Lease in full force and effect, and this Lease will continue in effect as long as Landlord does not terminate APL's right to possession, and Landlord shall have the right to collect Rent when due.


     Section 19.3.  Landlord Default

           (a)   If  Landlord is in default under  this
Lease,  APL  may take whatever acts may  be  reasonably
necessary  to cure the same at the expense of Landlord,
if  such default continues for thirty (30) days (except
in  the  event  of emergency) following notice  thereof
from APL to Landlord of APL's intentions to perform the
same;  provided,  however, that in  the  case  of  such
default  which, for causes beyond Landlord's reasonable
control (financial inability excepted), cannot with due
diligence be cured within such thirty (30) day  period,
such thirty (30) day period shall be deemed extended if
Landlord:  (i)  immediately upon the  receipt  of  such
notice,   advises  APL  of  Landlord's   intention   to
institute all steps necessary to cure such default, and
(ii)  institutes  and  thereafter  with  diligence  and
dispatch  prosecutes to completion all steps  necessary
to  cure the same.  With regard to emergency, APL shall
only  be  obligated to give Landlord  twenty-four  (24)
hours within which to commence to cure its default.

           (b)   Whether  or  not APL chooses  to  cure
Landlord's default pursuant to subparagraph (a)  above,
all  Rent shall be equitably and proportionately abated
to  the extent Landlord's default interferes with APL's
normal   business  operations  on  the   Premises,   as
reasonably determined by APL.

           (c)   Notwithstanding the foregoing, if  any
default of Landlord continues for more than a period of
seventy-five  (75) days following notice  thereof  from
APL  to Landlord and such default materially interferes
with  APL's  occupancy and use of  twenty-five  percent
(25%)  or  more  of  the Premises, APL  shall,  without
limiting   any   other  remedies  of   APL   hereunder,
including, without limitation, any right of offset or damages, have the right to terminate this Lease by written notice to Landlord.

           (d)   Any  sums payable by Landlord  to  APL
pursuant to this SectionE19.3 shall be paid on demand and, if not paid within ten (10) days, shall be credited to and deducted from the next installments of Rent payable hereunder.

           (e)   No remedy or election given to APL  by
any  provisions in this Lease shall be deemed exclusive
unless  so  indicated, but it shall, whenever possible,
be  cumulative with all other remedies  at  law  or  in
equity   except   as   otherwise  herein   specifically
provided.

           (f)   Nothing contained in this Section 19.3
shall  confer upon APL any right to pay, or  adjust  or
compromise any lien, charge, encumbrance or claim which
Landlord in good faith disputes or contests, so long as
any  such dispute or contest (i) continues and is being
litigated in a court of competent jurisdiction and  has
not  been reduced to a final judgment therein, and (ii)
does not affect APL's possession of the Premises and/or
APL's  use  of  the Building and the  Common  Areas  as
provided  in this Lease and (iii) does not subject  APL
to  any civil or criminal liability; nor shall anything
herein   contained  be  construed   as   imposing   any
obligation upon APL to perform any obligation of Landlord to pay any liens, charges, encumbrances or claims above mentioned, nor shall any such performance or the making of any such payment by APL be construed as obligating APL to further perform or make any further payments.

           (g)   APL shall give any beneficiary of  any
deed of trust recorded against the Building and/or  APL
Parcel  by  certified mail, a copy  of  any  notice  of
default  served upon Landlord, provided that  prior  to
such  notice, APL has been notified in writing  of  the
address of such beneficiary.  If Landlord fails to cure
such  default  within the time period provided  for  in
this   Lease,  then  the  beneficiary  shall  have   an
additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such additional thirty (30) days the beneficiary has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while remedies are being so diligently pursued.

     Section 19.4.  Waiver    No waiver by either party
of any default hereunder by the other party shall be deemed to be a waiver of any subsequent default under the same or any other term, covenant or condition of this Lease.

                           ARTICLE 20

                            Notices

      All notices which are required to be given by either party hereunder shall be in writing, personally delivered or sent by certified or registered mail, postage prepaid, return receipt requested, or by a reputable air courier service which provides written evidence of delivery and addressed to the parties at the following addresses:

          Landlord: Shorenstein Company, L.P.
               555 California Street, 49th floor
               San Francisco, CA 94104

     APL:      APL Limited
               1111 Broadway
               Oakland, CA 94612
               Attention: Manager of Office Services

     Copy to:  APL Limited
               1111 Broadway
               Oakland, CA 94612
               Attention: General Counsel


or to such other addresses and to such other persons as the parties may from time to time designate in writing, by notice as aforesaid. The time of giving of any such notice shall be deemed to be (a) the date of delivery by personal service; or (b) on the earlier of the expiration of the fifth day after the day on which such notice is so mailed in the United States or Canadian
Mail or the delivery date shown on the return receipt prepaid in connection therewith or (c) if notice is given by a reputable air courier service, then it shall be deemed to be given or served on the business day next following the date of delivery to the subject air courier service prepaid and addressed as provided above; provided, however, that change of address shall be effective only upon actual receipt.

                           ARTICLE 21

            Landlord Representations and Warranties

       Section   21.1.  In  addition   to   all   other
representations and warranties made by Landlord to APL in this Lease, Landlord further represents and warrants to APL As follows:

           (a)   Landlord has full right and  power  to
execute  this  Lease and upon acquisition  of  the  APL
Parcel  will  have full right and power to perform  its
obligations  under this Lease and to grant  the  estate
demised  herein  and  APL,  on  paying  the  Rent   and
performing the other covenants hereof, shall peaceably and quietly have, hold and enjoy the Premises and all appurtenances during the Term (including extensions);

           (b)  Upon notice of nonconformance, Landlord
will   promptly  cause  the  Building,  Common   Areas,
Premises, and Tenant Improvements to conform, to  every
applicable   requirement  of  law  or  duly  authorized
authority  or of any Board of Underwriters,  or  rating
bureau,  or  similar organizations, or the requirements
of  the  insurance  carriers on the  Premises  and  the
Building,  and Landlord shall, at all times during  the
Term  (including extensions), promptly comply with  all
such  requirements,  all at Landlord's  sole  cost  and
expense  without  reimbursement  from  APL  except   as
permitted  by Section 14.1. Landlord shall  not  permit
any  property in the vicinity of the Premises which  is
owned  or  controlled by it to be used in a  manner  to
create  a  nuisance,  undue noise, obnoxious  odors  or
other   interference  with  APL's  enjoyment   of   the
Premises; and

      Section  21.  Landlord shall indemnify  and  save
harmless  APL from and against any and all liabilities,
claims,  suits,  demands,  damages,  judgments,  costs,
interests  and  expenses (including without  limitation
reasonable   attorneys'  fees)  arising  out   of   the
inaccuracy of any representation or warranty made by Landlord to APL in this Lease.

                           ARTICLE 22

                          Commissions

      APL  is  represented  by  Colliers  Damner  Pike.
Landlord is represented by Shorenstein Management, Inc.
APL  shall  be  responsible for  any  compensation  due
Colliers  Damner Pike.  Landlord shall  be  responsible
for  any compensation due Shorenstein Management,  Inc.
Except   for   Colliers  Damner  Pike  and  Shorenstein
Management,  Inc., each party represents to  the  other
that it has dealt with no broker in connection with the
execution and delivery of this Lease and that the other
party  shall  not  be  required to pay  any  commission
whatsoever with regard to this Lease or the exercise of
any  option  granted to APL herein resulting  from  the
actions of the party making such representation.   Each
party shall indemnify and defend the other party against and hold the other party harmless from any and all losses, costs, damages, liabilities or expenses
(including court costs and reasonable attorneys' fees) resulting from a breach by the indemnifying party of the foregoing representations.

                           ARTICLE 23

                     Estoppel Certificates

      Landlord or APL shall, at any time and from  time
to time, upon not less than ten (10) days' prior notice
by the other party, execute, acknowledge and deliver to
the  other party a statement in writing certifying that
this  Lease is unmodified and in full force and  effect
(or,   if  there  have  been  modifications  or   other
qualifications, that the same is in full force and effect as modified and stating the modifications or other qualifications), the commencement and expiration dates of the Term, as extended if such is the case, whether there are then existing any defaults by the other party in the performance of its obligations under this Lease (and, if so, specifying the same), that no notice has been received by the party of any default which has not been cured (except as to defaults specified in the certificate), the dates to which Rent has been paid in advance, and such other matters as may be reasonably requested by either party, it being intended that any such statement delivered pursuant to this Article may be addressed to and/or relied upon by any prospective assignee, purchaser or encumbrancer of the APL Parcel, Building, Common Areas, Premises or ownership interest therein, or any prospective assignee of APL's leasehold interest.

                           ARTICLE 24

                           Surrender

     Upon the expiration or earlier termination of this
Lease  APL  shall  peaceably  and  quietly  leave   and
surrender the Premises in as good a condition  as  when
it  was  delivered, except for ordinary wear and  tear,
repairs  and  replacements  required  to  be  made   by
Landlord,  loss  by  fire, casualty and  causes  beyond
APL's   control,   and   alterations,   additions   and
improvements   herein  permitted.    APL   may   remove
furniture,  business  machines, kitchen  equipment  and
appliances,   trade   fixtures,   signs,   alterations,
additions, and improvements of any kind purchased or installed at APL's expense, prior to the termination of this Lease provided that if damage is caused by such removal, APL shall repair such damage.

                           ARTICLE 25

                     Rules and Regulations

      APL shall faithfully observe and comply with  the
rules  and  regulations  that are  attached  hereto  as
Exhibit  "H"  (the "Rules and Regulations").   Landlord
reserves  the right from time to time upon thirty  (30)
days   advance   written  notice  to  make   reasonable
additions   and   modifications  to   the   Rules   and
Regulations,  and all such additions and  modifications
shall  be binding upon APL commencing ten (10) business
days   after  delivery  of  a  copy  thereof  to   APL.
Notwithstanding  the  foregoing,  Landlord  shall   not
change  or modify the Rules and Regulations in any  way
which  (a) diminishes or otherwise reduces the specific
obligations of the Landlord to perform under the  terms
and conditions of this Lease, (b) interferes with APL's
use  and enjoyment of or access to the Premises, Common
Areas  or Building, or (c) interferes with the  conduct
of  APL's  normal business operations.  Landlord  shall
apply  and  administer all Rules and Regulations  in  a
fair  and nondiscriminatory manner.  Should any  tenant
in   the   Building  receive  any  waiver  or   special
dispensation from Landlord with regard to the Rules and Regulations, Landlord shall advise APL promptly and APL shall be entitled upon request to a similar waiver or similar dispensation.
                           ARTICLE 26

                            Parking
     Section 26.1.  Parking

           (a)   During the Term, Landlord  shall  make
available  for  APL's exclusive use one (1)  automobile
parking  space  for every one thousand  (1,000)  square
feet  of Rentable Area of the Premises.  As of December
31,  1996,  Tenant  is  entitled  to  a  total  of  206
automobile  parking spaces hereunder.   Not  less  than
fifty  percent  (50%) of such parking spaces  shall  be
reserved and shall be located in the parking garage  in
the  Building and the balance shall be located  in  the
City  Center  Garage located at 525 14th  Street,  1000
Broadway Garage, Convention Center Garage or a  parking
structure at 11th and Clay Streets.  The foregoing list
of   non-Building  garages  is  in   order   of   APL's
preference;  therefore, Landlord  shall  use  its  best
efforts to satisfy APL's requirements in order of APL's
preference.  Landlord shall use reasonable  efforts  to
provide that all of the reserved parking spaces in  the
Building garage shall be on the highest levels  of  the
garage.   The subject parking spaces shall be available
on  a  24-hours-a-day, 7-days-a-week basis.   Not  less
than fifty percent (50%) of the reserved spaces shall be for full-size cars with parking space dimensions of not less than eight and one-half (8-1/2) feet by eighteen (18) feet.

          (b) Each time that the Premises are expanded under this Lease (whether pursuant to an option, right of first refusal or otherwise), Landlord shall provide such additional parking as may be necessary to ensure that APL at all times has a total of one (1) parking space for every one thousand (1,000) square feet of Rentable Area of the Premises, one-half of which spaces shall be reserved.

           (c)   During  the  Term, APL  shall  pay  to
Landlord  or to the operator of the subject garage,  as
directed by Landlord, monthly, in advance, on  the  day
installments  of  Annual Base Rent are  due,  the  then
current  prevailing  parking charge  for  each  parking
space  in  the Building garage provided, however,  that
such  prevailing rate shall not exceed  the  prevailing
market rate for comparable privately owned and operated
parking  facilities  located in  the  downtown  Oakland
area.   The  rate charged APL shall also not be  higher
than  the rate charged any other tenant or occupant  of
the  Building.  The parking rate through  December  31,
1997  for a reserved stall shall not exceed One Hundred
Sixty-Eight Dollars ($168.00) per month, and for a non-
reserved  stall  shall not exceed  One  Hundred  Thirty
Dollars ($130.00) per month.  Parking rates may not  be
increased  more  than  once  during  any  twelve   (12)
consecutive month period.

           (d)  APL may elect from time to time to  use
fewer parking spaces and, upon thirty (30) days prior written notice of such election, APL shall be relieved of the obligation for payment for the spaces not used.
In its notice APL shall designate the exact location of any reserved spaces which it elects to relinquish. Any such spaces so relinquished, however, shall be subject to recovery and shall be made available to APL again on the terms and conditions hereof upon not less than sixty (60) days prior written notice and demand by APL.

            (e)   If  a  portion  of  the  Premises  is
recaptured by landlord pursuant to Article 17, APL's right to parking spaces shall revert to Landlord at the rate of one parking space per 1,000 square feet of Rentable Area so recaptured.

                           ARTICLE 27
                      Leasehold Financing

      Section  27.1.   Leasehold  Mortgage.   The  term
"Leasehold Mortgage" shall mean a mortgage or  deed  of
trust  upon APL's interest in this Lease and  the  term
"Leasehold Mortgagee" shall include the mortgagee under
such  a mortgage and the beneficiary under such a  deed
of  trust.   APL  shall have the right to  hypothecate,
convey or transfer its interest in this Lease in  whole
or in part by a Leasehold Mortgage to a bank, insurance
company,   savings  and  loan  association   or   other
established institutional lender without the  necessity
of  obtaining  the approval of Landlord, or,  upon  the
written  approval  of  Landlord,  which  shall  not  be
unreasonably withheld or delayed, to any other  lender.
Landlord shall, on APL's request, execute in connection
with  such Leasehold Mortgage such written consents  or
acknowledgments    and    such    other     instruments
incorporating the substance of this Article 27.

      Section  27.2.  Default.  Upon the occurrence  of
any default by APL in its obligations under this Lease,
Landlord  shall take no action to terminate this  Lease
with  respect to the Leasehold Mortgagee without  first
giving  written notice of such default to the Leasehold
Mortgagee  and a period of thirty (30) days after  such
notice,  and such additional time as may be  reasonably
necessary to cure such default so long as the Leasehold
Mortgagee is diligently and continually attempting  (i)
to  obtain  possession  of the  Premises,  or  (ii)  to
institute,   prosecute  and  complete  proceedings   to
acquire APL's interest under this Lease.  The Leasehold
Mortgagee, upon obtaining possession or acquiring APL's interest under this Lease, shall be required promptly to cure all defaults of APL which are reasonably susceptible of being cured by the Leasehold Mortgagee.
The following shall further apply with respect to any such Leasehold Mortgage:

          (a) the Leasehold Mortgagee and the owner of the indebtedness secured by the Leasehold Mortgage shall not become liable upon the covenants of this Lease unless and until they become owners of the legal and equitable title to the leasehold estate under this Lease;

          (b) Landlord shall be notified in writing of any such Leasehold Mortgage, of the name and address of the Leasehold Mortgagee, and of the amount of the indebtedness to be secured by the Leasehold Mortgage;

           (c)   during the existence of the  Leasehold
Mortgage,  any notice of default in the Performance  of
the   covenants  of  this  Lease  or  any   notice   of
termination of this Lease given to APL and copies of all other notices required to be given by Landlord to APL shall simultaneously be given to the Leasehold
Mortgagee at the address specified in subparagraph (b) above, or at such other address as the Leasehold
Mortgagee shall designate to Landlord in writing;

           (d)  the Leasehold Mortgagee shall have  the
right, to the same extent, and with the same effect as APL, under the default provisions of this Lease, to take such action or to make such payment as may be necessary or appropriate to cure any such default;

           (e)   the Leasehold Mortgagee shall  not  be
obligated to continue any possession of the Premises or
to continue any foreclosure proceedings if all defaults
have   been  cured  by  APL  in  accordance  with   the
provisions of this Lease;

           (f)   the  Leasehold Mortgagee shall  comply
during  the  period  of  Landlord's  forbearance   from
terminating  this  Lease, with such terms,  conditions,
and   covenants   of  the  Lease  as   are   reasonably
susceptible  of  being complied with by  the  Leasehold
Mortgagee.   As  long  the Leasehold  Mortgagee  is  in
compliance   with  the  provisions  of  this   Article,
Landlord will not accept any surrender of the Premises or otherwise accomplish cancellation of this Lease by agreement with APL without the prior written consent of the Leasehold Mortgagee;

           (g)   if  the  Lease is terminated  for  any
reason, Landlord and the Leasehold Mortgagee shall,  at
the  Leasehold  Mortgagee's option, enter  into  a  new
lease  for  the  Premises upon the same terms  as  this
Lease,  and with the same priority as this Lease except
that the term of the new lease shall be the same as the
unexpired  Term  (and the new lease shall  contain  all
option and extension rights and rights of first refusal
pending   and   unexercised  under  this   Lease)   and
Landlord's obligation to construct the Improvements shall not be applicable to the extent that this obligation has been fulfilled;

           (h)  there shall be no merger of the estates
of Landlord and APL hereunder notwithstanding any acquisition of the leasehold estate through purchase, foreclosure or otherwise, so long as the Leasehold
Mortgage is in effect;

           (i)   if  any  Leasehold Mortgagee  acquires
APL's   interest  under  this  Lease,  Landlord   shall
recognize   the  Leasehold  Mortgagee  as  the   tenant
hereunder  and this Lease shall continue  as  a  direct
lease  between  the Leasehold Mortgagee as  tenant  and
Landlord   for  the  unexpired  portion  of  the   Term
including any extension options. Any option rights, extension rights or rights of first refusal contained herein may be exercised by the Leasehold Mortgagee on behalf of APL, or in its own behalf;

           (j)   if  any  Leasehold Mortgagee  acquires
title  to  APL's interest in this Lease by foreclosure,
assignment  in  lieu of foreclosure or  otherwise,  APL
shall  not  be released from any of its obligations  or
liabilities  hereunder and the Leasehold Mortgagee  may
assign this Lease provided the prior written consent of
the Landlord is first obtained, which consent shall not
be   unreasonably  withheld  or  delayed.   Upon   such
assignment, the Leasehold Mortgagee shall be released from any further liability for the performance or observance of any of the covenants of the Lease, provided the assignee of the Leasehold Mortgagee has assumed in writing the tenant's obligations hereunder.

                           ARTICLE 28

                 Tenth Floor Termination Option

      At any time after December 31, 1998, and prior to
January 1, 2002, upon not less than twelve (12) months'
advance written notice (the "Termination Notice"),  APL
shall  have the right to delete the tenth (10th)  floor
space (the "Deletion Increment") (consisting of Twenty-
two  Thousand One Hundred Eighty-seven (22,187)  square
feet   of  Rentable  Area)  from  the  Premises.    The
Termination  Notice shall specify the date  upon  which
APL  intends to relinquish the Deletion Increment  (the
"Deletion Date").  On or before the Deletion Date,  APL
shall  pay to Landlord a termination payment  equal  to
twelve  (12)  times  the average  of  (i)  the  monthly
installment  of  Annual Base Rent attributable  to  the
Deletion Increment payable twelve (12) months prior  to
the  Deletion Date and (ii) the monthly installment  of
Annual Base Rent attributable to the Deletion Increment
payable  as  of  the  Deletion  Date.   Notwithstanding
anything to the contrary in this Lease, APL shall surrender the Deletion Increment on the Deletion Date in the condition required by this Lease and on the day following the Deletion Date the Rent and APL's Share shall be adjusted accordingly to reflect the decreased area of the Premises.

                           ARTICLE 29

                      Generator Equipment

     Section 29.1.  APL's Generator Equipment

      (a)   Equipment  Site  and Equipment.    Landlord
hereby  grants to APL a license to use that  area  (the
"Equipment  Site") in the basement of the  Building  in
the approximate location shown on Exhibit "J" (attached
hereto  and incorporated herein by this reference)  for
the    installation,   operation,    maintenance    and
replacement  by APL, at APL's sole expense  (except  as
specifically  provided in this Section  29.1),  of  one
self-contained electrical generator package  unit,  the
exact  design  of which shall be subject to  Landlord's
prior reasonable approval.  The Equipment Site shall be
provided to APL without charge of any kind.  APL  shall
have   the   further  right  to  install  and  maintain
electrical  conduits as reasonably required to  connect
such generator to the Premises.  The generator and  all
related  wiring,  pipes,  equipment  and  cabling   are
referred to herein as the "Equipment." If either APL or Landlord ascertain that the Equipment Site will not be suitable for the installation of a generator, APL and Landlord shall promptly and in good faith attempt to locate and designate a mutually agreeable alternate site which is suitable for the installation of the Equipment, and upon such designation such alternate site shall be the "Equipment Site".

      (b)   Impositions.  APL shall be responsible  for
promptly   paying  all  additional  real  and  personal
property taxes, assessments, charges, fees or other governmental impositions levied or assessed on the Building or the APL Parcel due to the Equipment or the construction or operation thereof.

        (c)Installation;   Proper   Identification   of
Equipment; Cost.  APL shall submit to Landlord detailed
plans  and  specifications detailing the  location  and
size  of the Equipment and specifically describing  all
proposed   construction   and/or   installation   work,
including engineered drawings for the cables, pipes and
wires  that  APL  wishes  to  install,  but  shall  not
commence any construction, installation or operation of
the   Equipment   until   the   drawings,   plans   and
specifications  have  been  approved  in   writing   by
Landlord,  which  approval shall  not  be  unreasonably
withheld,  and  until  APL has  secured  all  necessary
governmental   approvals  and  permits  in   connection
therewith  and has supplied the same to Landlord.   The
visible  elements of the exhaust vent for the Equipment
(the "Exterior Element") must be aesthetically pleasing
and appropriate to its location, provided that Landlord
shall  not  require  APL  to  install  an  unreasonably
expensive  Exterior  Element if  APL  proposes  a  less
expensive,    reasonably   acceptable,    aesthetically
pleasing   alternative.    Landlord   shall   have   no
responsibility  for,  and APL holds  Landlord  harmless
from,  any failure of the Equipment to comply with  law
or  to function properly notwithstanding the fact  that
Landlord  may  have  approved plans and  specifications
therefor.    Landlord  and  APL  shall   cooperate   in
determining the locations of the risers and other areas
of  the  Building through which APL's conduits will  be
installed,   in  order  to  satisfy  APL's   reasonable
requirements  without  unduly  interfering   with   the
operation of Building systems or other tenants' systems
and  without  interfering with  Landlord's  ability  to
provide  services and utilities to other tenants.   APL
shall keep the Equipment and the Building free from any
liens  arising  out  of  any work performed,  materials
furnished or obligations incurred with respect  to  the
Equipment.   APL  shall  give Landlord  not  less  than
fifteen   (15)  days  prior  written  notice   of   the
commencement of any construction or installation  under
this   Section.    The  contractor(s)  performing   the
construction  and/or  installation  work   under   this
Section  shall  be subject to Landlord's prior  written
approval,  which  approval shall  not  be  unreasonably
withheld   or   delayed.    APL   shall   cause   APL's
contractor(s)   to  clearly  identify   the   Equipment
(including all wires, cables and pipes) on the exterior of each piece of Equipment.

      (d)  Cost.  The cost of the Equipment and of  the
installation  of  the  Equipment  shall  be  borne   by
Landlord  up  to a total of Two Hundred Fifty  Thousand
Dollars   ($250,000.00)  (the  "Allowance"),  and   the
balance  of  the cost shall be borne by APL.   Landlord
shall   disburse  the  Allowance  directly   to   APL's
contractor, and/or to the applicable subcontractors  or
suppliers, and/or to APL, as APL shall determine,  upon
receipt  of  a  disbursement  request  accompanied   by
invoices of APL's architect, engineer, or contractor to
be  furnished to Landlord by APL covering work actually
performed,   construction  in   place   and   materials
delivered to the site (as may be applicable) describing
in  reasonable  detail such work,  construction  and/or
materials.   No  payment will  be  made  for  work  not
performed or materials or supplies not located  on  the
site.  APL shall cause the installation to be completed
no  later than twelve (12) months following the date of
Landlord's  initial disbursement hereunder, which  date
shall  be  extended by delays caused  by  Landlord  and
delays  resulting from force majeure.   Landlord  shall
not charge a fee in connection with the installation of the Equipment.

      (e)Compliance with Law; Permits. APL, at APL's sole expense, shall comply with all laws regarding the installation, construction, operation and maintenance of the Equipment, and shall be solely responsible for obtaining and shall obtain and keep in force all permits, licenses and approvals necessary for operation of the Equipment.

      (f)Removal of Equipment.  Upon the expiration  or
any  sooner termination of this Lease, APL may, at  its
option,  either leave the Equipment or, at its expense,
remove all of the Equipment from the Equipment Site and
other  Building areas and restore such areas  to  their
condition prior to installation. If APL is required  to
remove  any of the Equipment by any governmental agency
having  jurisdiction,  then APL shall  at  its  expense
remove   the  applicable  Equipment  and  restore   the
affected   areas   to   their   condition   prior    to
installation.

      (g)Access to Equipment Site.  APL shall have  the
right   to  enter  upon  the  Equipment  during  normal
business  hours and weekends and to construct, install,
operate  and  maintain the Equipment, until  the  Lease
terminates.  APL may have access to the Equipment  Site
for  repairs,  maintenance, or operation at  all  times
provided  that Tenant shall use reasonable  efforts  to
provide  Landlord with adequate advance notice  thereof
(except  in  the  event  of an emergency).   APL  shall
designate in writing to Landlord the person or persons authorized to have access to the Equipment. Upon such designation and prior identification to Landlord's
Building security personnel, such authorized person(s) may enter upon the portions of the Building where the Equipment is located.

       (h)Liability;  Indemnity;  Insurance.   Landlord
shall have no obligation to design, install, construct,
use,  operate, maintain, repair, replace or remove  the
Equipment,   nor   shall  Landlord   have   any   other
responsibility or liability in connection therewith or the operations thereof, except as expressly set forth in this Section.

      (i)Repair.  APL acknowledges and agrees  that  it
accepts  the  Equipment Site in its "as-is"  condition.
APL,  at  APL's sole cost and expense, shall  keep  the
Equipment  in  good  condition and repair  (except  for
damage  caused  by  the wilful acts  or  negligence  of
Landlord  or its agents or representatives),  including
monthly  maintenance and testing of  the  Equipment  by
service companies reasonably approved by Landlord.   If
the Generator Site is damaged as a result of APL's failure to properly maintain the Equipment, APL, at APL's sole cost and expense, shall promptly repair such damage.

      (j)Use  of  Generator Equipment.   The  Equipment
shall be used solely to provide back-up power to APL's equipment used in the Building and shall not be used for any other purposes whatsoever and shall not be used by anyone other than APL.

       Section   29.2.    Use  of  Building   Generator
Landlord  shall  permit APL to tie into the  Building's
emergency  generator  (the  "Building  Generator")   to
provide  back-up power to APL's equipment used  in  the
Building  solely  as  an  emergency  back-up   to   the
Equipment.   If  the  electricity to  the  Building  is
interrupted  and APL's Equipment described  in  Section
29.1  is  not functioning, APL may draw power from  the
Building  Generator.   In any  such  event,  APL  shall
reimburse   Landlord,   on   demand,   for   Landlord's
reasonable estimate of APL's pro-rata share of the cost
of  the  fuel used by the Building Generator while  the
Building  Generator  was  in  operation.   If  Landlord
reasonably and in good faith determines that the Building Generator should not be used by APL, for safety reasons, or to ensure the proper operation of the Building's life safety equipment, or because such use violates any applicable law, then APL shall not be permitted to use the Building Generator. In no event will Landlord be liable to APL for any loss or damage incurred by APL as a result of the unavailability of the Building Generator.

     Section 29.3.  Evacuation.  If Landlord closes the
Building and calls for its evacuation, or suggests that
the  Building  be  evacuated for any reason,  including
because of an electrical failure, and if one or more of
APL's  employees,  agents, or other persons  acting  on
behalf  of or at the request of APL ("APL's Personnel")
remain  in or later enters the Building or the Premises
during  the  evacuation period, then APL hereby  waives
all  claims  against  Landlord and Landlord's  building
manager  for  any  injury  incurred  by  any  of  APL's
Personnel,  or injury to property, due in whole  or  in
part   to  APL's  failure  to  evacuate  all  of  APL's
Personnel for the Premises and the Building.   Further,
APL  will hold Landlord and Landlord's building manager
harmless from and defend and indemnify them against any
and   all   claims,  liabilities,  damages  or   costs,
including reasonable attorney's fees, incurred by them due to injury to APL's personnel or property as a direct or indirect result of APL's Personnel remaining in the Premises or the Building during such evacuation period.

                           ARTICLE 30

 Termination of Original Lease and Storage Space Lease

      Notwithstanding the provisions  of  the  Original
Lease   to   the  contrary,  and  notwithstanding   the
provisions  of that certain Storage Space Lease,  dated
November   26,   1990,  between  1111  Associates,   as
landlord, and APC, as tenant (the "Storage Lease"),  to
the  contrary, the Original Lease and the Storage Lease
shall  terminate effective as of 12:00 midnight on  the
date  immediately preceding the date the term  of  this
Lease   commences;  provided,  however,  that   neither
Landlord  nor  APL  shall be relieved  of  any  of  its
obligations  under the Original Lease  or  the  Storage
Lease  accruing  prior  to  such  termination  of   the
Original  Lease and the Storage Lease and the parties's
indemnification  obligations under the  Original  Lease
shall  survive  the termination of the  Original  Lease
with   regard  to  events  occurring  prior   to   such
termination (and provided further that for the purposes of this Article 30, Landlord shall be deemed to be the landlord under the Original Lease and the Storage
Lease).
                           ARTICLE 31

                         Miscellaneous

      Section  31.1.  Words.  The words "Landlord"  and
"APL", as used in this Lease, shall include the plural as well as the singular. Words used in one gender herein shall include other genders, as the context may-require.

       Section  31.2.   The  covenants  and  conditions
contained in this Lease shall be binding upon and inure
to the benefit of the heirs, executors, administrators,
successors  and  assigns of the  parties  hereto.   The
provisions of this Section 31.2 shall not be construed to grant to APL any rights to assign or in any way otherwise to transfer any rights under this Lease.

      Section 31.3. Time is of the essence in each and every provision of this Lease.

      Section 31.4.  Each conveyance by Landlord or the
successors  in interest to the Landlord's  interest  in
the  Building, Common Areas, APL Parcel or the Premises
prior to the expiration or earlier termination of  this
Lease  shall be subject to this Lease and shall relieve
the  grantor  of  all  further liability  as  Landlord,
except for such liability or obligations accruing prior
to  the  date of such conveyance.  APL shall attorn  to
Landlord's   successors  in  interest,   whether   such
interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure or otherwise.

       Section   31.5.   Unenforceability      If   any
provision of this Lease or the application thereof to any persons or circumstances is to any extent held to be invalid or unenforceable, neither the remainder of this Lease nor the application of such provision to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable shall be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     Section 31.6.  Attorneys' Fees     In the event of
any   litigation   or   other  proceedings   (including
arbitration)  involving  the  parties  hereto  for  the
enforcement or interpretation of any of the  provisions
of this Lease, or any right of either party hereto, the
unsuccessful   party  in  such  litigation   or   other
proceedings  hereby  agrees to pay  to  the  successful
party  all  costs  and  expenses, including  reasonable
attorneys'  fees and court costs (whether  incurred  at
the   trial,   appellate  or  administrative   levels),
incurred by the successful party in such litigation or other proceedings, all of which may be included in, and is a part of, any judgment or decision rendered in such litigation or other proceedings

      Section 31.7.  This Lease shall be construed  and
enforced in accordance with the laws of the State of California.

      Section  31.8.  The terms of this Lease  together
with  all  attached  exhibits, schedules,  addenda  and
riders   (which   are  hereby  incorporated   by   this
reference)  are  intended by the parties  hereto  as  a
final   expression  of  their  agreement  with  respect
to   the   subject  matter  hereof,  and  may   not  be
contradicted    by   evidence   of   any    prior    or
contemporaneous agreement.  The parties further  intend
that  this Lease constitutes the complete and exclusive
statement of its terms, and that no extrinsic  evidence
whatsoever may be introduced in any proceedings, if any
(judicial   or  otherwise),  other  than   by   written
agreement, executed by all of the parties hereto or their successors in interest.

       Section  31.9.   The  headings  of  the  various
articles of this Lease are intended solely for means of reference, and are not intended for any purposes whatsoever to modify, explain or place any construction on any of the provisions of this Lease.

       Section   31.10.   The  parties  have  executed,
acknowledged  and  delivered into escrow,  concurrently
herewith,  a short form memorandum of this  Lease  (the
"Memorandum of Lease") in the form attached  hereto  as
ExhibitE"K" and incorporated herein by reference and  a
Subordination, Non-Disturbance and Attornment Agreement
(the "SNDA") in the form attached hereto as Exhibit "L"
and  incorporated  herein by reference.   On  the  date
Landlord   acquires  title  to  the  APL  Parcel,   the
Memorandum of Lease shall be recorded immediately following recordation of the grant deed conveying the APL Parcel to Landlord. The Memorandum of Lease shall be recorded before any other documents, including, without limitation, any loan documents.

      Section  31.11.   Except as  otherwise  expressly
provided  therein,  if  either  party  is  delayed   or
hindered  in or prevented from the performance  of  any
act  required hereunder by reason of strikes, lockouts,
labor troubles, inability to procure materials, failure
of power, restrictive governmental laws or regulations,
riots,  insurrection, war or other  reason  of  a  like
nature   not  the  fault  of  either  party  (financial
inability excepted), then performance of such act shall be excused for the period of delay and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay except for delivery of possession of the Premises to APL.

       Section   31.12.  Reasonableness.    Except   as
otherwise   provided  herein,  wherever  the   consent,
permission or approval of either party is required as a
prerequisite  to the exercise of any right  under  this
Lease,  such consent, permission or approval shall  not
be  unreasonably  delayed or  withheld.   Whenever  any
right  of  estimate, judgment, determination, decision,
or   promulgation  is  vested  in  either  party,  such
estimate,   judgment,   determination,   decision,   or
promulgation shall be reasonable.

      Section  31.13.  Light  and  Air  Easement.   Any
diminution or shutting off of light, air or view by any
structure  which is now or hereafter erected  on  lands
adjacent  to the Building shall impose no liability  on
Landlord.   If any building is constructed on  the  APL
Block  or in the Balance of City Center which is larger
or  of a different shape than that shown on Exhibit "U"
to  the Original Lease incorporated by reference,  then
the  effect,  if  any, on light, air or view  resulting
from  construction of such building shall be considered
in   establishing  the  Annual  Base   Rent   on   each
subsequently occurring Adjustment Date.

     Section 31.14.  If APL remains in possession after
the expiration or sooner termination of this Lease, Landlord shall be entitled to consequential damages arising from such breach of the Lease by APL. Holding over shall not be deemed an extension or renewal of the Term.

        Section    31.15.    Nondiscrimination.     APL
acknowledges and agrees that this Lease is subject to the following nondiscrimination provisions contained in documents recorded against the APL Parcel:

     "The lessee herein covenants by and for himself, his heirs, executors, administrators and assigns, and all persons claiming under or through him and this lease is made and accepted upon and subject to the following conditions:

     "That there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, national origin, ancestry, sex, sexual preference or age in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the premises herein leased nor shall the lessee himself, or any person claiming under or through him, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, sublessees, subtenants or vendees in the premises herein leased."

APL  shall  conduct its activities on the  Premises  in
compliance   with  such  provisions.   Landlord   shall
indemnify  APL  for any violation of the  above  quoted
provisions   by  Landlord,  its  agents,   contractors,
officers or employees.

      Section 31.16. Relationship of Parties. Landlord is not and shall not, in any way or for any purpose, become an agent or partner of APL in its business or otherwise, or a joint venture, or a member of any joint enterprise with APL solely as a result of this Lease.

      Section 31.17. Legal Authority. Each individual executing or attesting this Lease on behalf of either party hereby covenants, warrants and represents:

           (a)   that  he or she is duly authorized  to
execute or attest and deliver this Lease on behalf of such partnership or corporation in accordance with a duly adopted resolution of the governing body of the partnership or of the corporation's board of directors and in accordance with such partnership's governing documents and such partnership's governing documents and such corporation's articles of incorporation or charter and by-laws;

           (b)   that  this Lease is binding upon  such
partnership or corporation;

           (c)   that the entity upon whose behalf such
individual is executing or attesting this Lease is a duly organized and legally existing corporation in good standing in the State of California; and

          (d)  the execution and delivery of this Lease
by  such entity shall not result in any breach  of,  or
constitute  a  default  under, any  mortgage,  deed  of
trust,   lease,  loan,  credit  agreement,  partnership
agreement or other contract or instrument to which such party is a party or by which such party may be bound.

       Section  31.18.  Merger.   Notwithstanding   the
acquisition   by   the  same  party   (of-the-title-and
interest of both Landlord and APL under this Lease, there shall never be a merger of the estates of Landlord and APL under this Lease, but instead, the separate estates, rights, duties and obligations of Landlord and APL as existing hereunder, shall remain unextinguished and continue separately, in full force and effect until this Lease expires or otherwise terminates in accordance with express provisions herein contained.

      Section 31.19. Quiet Enjoyment. As a material part of the consideration for the execution of this Lease by APL, Landlord covenants and agrees with APL that APL shall and may peaceably and quietly have, hold, and enjoy the Premises for the Term subject, however, to the terms of this Lease.

       Section  31.20.  Best  Efforts  Defined.   "Best
efforts" as used herein shall mean proceeding with due diligence and in as economically and reasonable a manner as commercially practicable.

     Section 31.21. Waiver.  If either party waives the
performance   of  any  term,  covenant   or   condition
contained in this Lease, such waiver shall not be deemed to be a waiver of the term, covenant or condition itself or a waiver of any subsequent breach of the same or any other term, covenant, or condition contained herein. Furthermore, the acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by APL of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepts such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by APL.

      Section 31.22. Condition Precedent. This Lease shall be ineffective for any purpose, and neither
Landlord nor APL shall have any obligation or liability hereunder, if Landlord does not acquire the APL Parcel and the Building on or before January 31, 1997.
Landlord shall have no liability to APL if Landlord for any reason fails to acquire the APL Parcel and the Building on or before such date and APL is not a third party beneficiary of any purchase agreement that may exist, now or hereafter, between Landlord and the current owner of the Property.


      IN WITNESS WHEREOF, the parties hereto have executed this Lease on the dates set forth below and it shall be effective and enforceable as of the later of such dates.

Dated: 12/24/96          LANDLORD:

                    SHORENSTEIN REALTY INVESTORS THREE, L.P., a California limited partnership

                    By  Shorenstein Company, L.P.,
                     a  California limited partnership, Manager

                    By  Shorenstein Management, Inc.,
                    a California corporation, its Agent

                    By  /s/ John S. Grassi
                    John S. Grassi
                    Executive Vice President

                         APL:

Dated: December 11, 1996 APL LIMITED, a Delaware corporation

                         By:
                         /s/ John S.Marston
                         Title:
                         ExecutiveVicePresident

                         By:
                         /s/Timothy J. Windle
                         Title:
                         Assistant Secretary